SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                November 30, 2005

                         ASHLIN DEVELOPMENT CORPORATION
                         ------------------------------

             (Exact Name of Registrant as Specified in its Charter)

    Florida                           000-29245                      65-0452156
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   State of                          Commission                     IRS Employer
Incorporation                        File Number                     I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                 ----------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (631)968-5000

           4400 North Federal Highway, Suite 210, Boca Raton, FL 33431
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES;

Item 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS;

Item 5.01 CHANGES IN CONTROL OF REGISTRANT;

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS & APPOINTMENT OF PRINCIPAL OFFICERS;

Item 5.06 CHANGE IN SHELL COMPANY STATUS.

Summary:

      As previously reported, Ashlin Development Corporation, a Florida corporation ("we" or the "Company"), and our newly-formed subsidiary had entered into a Merger Agreement (the "Merger Agreement"), dated as of November 14, 2005, with Gales Industries Incorporated, a privately-held Delaware corporation ("Gales Industries"), which did not have any business operations other than in connection with the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Gales Industries merged (the "Merger") on November 30, 2005 (the "Closing Date") into our wholly-owned subsidiary, Gales Industries Merger Sub, Inc. ("Merger Sub"), which we recently incorporated in the State of Delaware for the purpose of completing the Merger. Merger Sub was the surviving company in the Merger. Contemporaneously with the closing of the Merger, Gales Industries acquired all of the outstanding capital stock of Air Industries Machining, Corp., a New York corporation ("AIM") (the "Acquisition"). (The initial acquiror of AIM's outstanding capital stock was a newly-formed wholly-owned subsidiary of Gales Industries, called Gales Industries Acquisition Corp., Inc., ("Acquisition Corp."), a Delaware corporation. Acquisition Corp. initially acquired all of the outstanding capital stock of AIM as of the Closing Date and contemporaneously merged into AIM, with AIM being the surviving corporation, and distributed the outstanding capital stock of AIM to Gales Industries. The result was that AIM became the wholly-owned subsidiary of Gales Industries as though Gales Industries itself acquired all of the outstanding capital stock of AIM as of the Closing Date.)

      Immediately prior to the completion of the Merger, Gales Industries received $6,793,280 in gross proceeds from the first closing of a private placement to accredited investors of convertible preferred stock which, pursuant to the Merger, have been exchanged for the Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), of the Company. The shares of Preferred Stock issued in connection with such private placement as of the Closing Date are, in the aggregate, immediately convertible into 30,878,855


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shares of our common stock, $.001 par value per share ("Common Stock"), after giving effect to the reverse split of our Common Stock, described below. (Such share number of 30,878,855 does not take into account the shares of Common Stock which may be issued upon conversion of the additional shares of Preferred Stock issuable to the investors as dividends.)

      Thus, as of the Closing Date, we acquired indirect ownership of all of the outstanding capital stock of AIM. In return, we issued shares of Common Stock resulting in a change in control of the Company. AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry and, following the Merger, the business of AIM constituted our only operations. We experienced, as of the Closing Date, a change in control of our ownership, management and Board of Directors.

      The aggregate purchase price paid to AIM's four shareholders for 100% of the capital stock of AIM was as follows: (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, and (iii) 490,060 shares of common stock. A portion of the proceeds from the first closing of the Offering was used to pay such purchase price. In addition, we distributed approximately $690,000 to AIM's shareholders in satisfaction of certain loans from them to AIM and to enable them to pay income taxes accrued while operating AIM as a Subchapter S corporation.

      Pursuant to the terms of the Merger Agreement, we were required, prior to the closing of the Merger, to effect a 1-for-1.249419586 reverse split of our Common Stock (the "Reverse Split"). The Reverse Split became effective as of November 21, 2005. The Reverse Split reduced the number of shares of Common Stock which we had outstanding on a fully diluted basis (4,707,813, which consisted of 4,652,813 shares and 55,000 stock options) to approximately 3,768,000. As a result of the Reverse Split, the conversion of the outstanding shares of Gales Industries pursuant to the Merger for new shares of our Common Stock was on a one-for-one basis. Any of our shareholders who, as a result of the Reverse Split, held a fractional share of Common Stock received a whole share of Common Stock in lieu of such fractional share. All share numbers set forth in this report, unless otherwise noted, give effect to the Reverse Split but do not take into account the whole shares issued in lieu of the fractional shares resulting from the Reverse Split. In connection with the Reverse Split, we amended our Articles of Incorporation to reduce our total authorized Common Stock from 150,000,000 shares to 120,055,746 shares. After giving effect to the Reverse Split, prior to the Merger, we had outstanding approximately 3,723,980 shares of Common Stock and had outstanding stock options exercisable into approximately 44,020 shares of our Common Stock. Such 3,723,980 shares and 44,020 stock options continued to be outstanding after, and were not cancelled or redeemed pursuant to, the Merger. The approximately 3,723,980 shares of our Common Stock outstanding immediately prior to the Merger constitute approximately 7% of our Common Stock outstanding on a fully-diluted basis immediately after the Merger, subject to further dilution if additional Units of Preferred Stock are sold in the Offering (defined below).

      Immediately following the Merger, we owned 100% of the outstanding capital stock of Merger Sub, which owned all of the outstanding capital stock of AIM. On a fully-diluted basis, we issued in connection with the Merger an aggregate of approximately 52,600,710 shares of our Common Stock (or approximately 93.3% of the outstanding on a fully-diluted basis), after taking into account the shares underlying the preferred stock, placement agent warrants, stock options and convertible notes which were previously convertible or exercisable into shares of Gales Industries common stock but pursuant to the Merger have become preferred stock, warrants, options and convertible notes that are convertible or exercisable into shares of our Common Stock.


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

      Contemporaneously with or immediately prior to the closing of the Merger and the Acquisition: (i) Gales Industries completed the private placement (the "Offering") to accredited investors of 679.328 shares (for gross proceeds of $6,793,280) of Gales Industries' Series A Convertible Preferred Stock, par value $.0001 per share ("Gales Preferred Stock"); (ii) we designated 1,000 shares of our preferred stock, $.001 par value per share, to constitute a new series of preferred stock entitled "Series A Convertible Preferred Shares" (the "Series A Preferred Stock"), with terms, rights and preferences which are the same as those of the Gales Preferred Stock; (iii) AIM completed the acquisition from affiliates of AIM, for $4,190,000, of a three-building (76,000 square feet), 5.4-acre corporate campus which was being leased prior to the Closing Date by AIM in Bay Shore, New York (the "Real Estate Acquisition"); and (iv) AIM entered into with PNC Bank a loan facility (the "New Loan Facility"), secured by all of its assets and the real property acquired in the Real Estate Acquisition, providing AIM with up to $14,000,000 in debt facilities as follows: $9,000,000 in a revolving credit facility, $3,500,000 in a term loan, and $1,500,000 in new equipment financing.

      Upon completion of the New Loan Facility with PNC Bank, we paid to a third party a finder's fee consisting of $125,000 and 325,000 shares of Common Stock (which shares have a total value of $71,500 assuming a per share value of $0.22 per share). Such shares were contributed to such third party by Michael Gales and did not require the issuance of additional shares by the Company. In addition, upon closing of the New Loan Facility, AIM retained such third party as a consultant for a 36-month period for a monthly fee of approximately $3,500.

      Prior to the Merger, Gales Industries had adopted a Stock Incentive Plan providing for the issuance of up to 10,000,000 shares of its common stock and had issued from such plan options exercisable into 4,850,000 shares of its common stock. Pursuant to the Merger, such options became options to purchase the same number of shares of our Common Stock. Our 1998 Stock Option Plan, under which approximately 956,000 shares of Common Stock remain available for future issuance, remained in effect upon completion of the Merger.

      GunnAllen Financial, Inc., a Delaware corporation, acted as Placement Agent in the Offering ("Placement Agent") and received: (i) a sales commission equal to 6%, and a management fee equal to 4%, of the aggregate purchase price of the Units sold and (ii) a non-accountable expense allowance equal to 2% of the aggregate purchase price of the Units sold. In addition, the Placement Agent received warrants (the "Placement Agent Warrants"), exercisable during a five-year term, to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which the Preferred Stock sold in the Offering may be converted. The Placement Agent Warrants have a "cashless exercise" feature and are exercisable at the price per share equal to the per share conversion price-equivalent with respect to the Preferred Stock.

      Additional closings of the Offering may be held until the completion of the sale of up to an aggregate maximum of 80 Units (for gross proceeds of $8,000,000; referred to as the "Maximum Offering"). In addition, the Maximum Offering may be increased by up to 10 Units ($1,000,000) to cover any over-subscriptions (the "Over-Allotment Option"). The investors in the Offering will automatically receive, in exchange for the Gales Preferred Stock which they subscribe for in the Offering, shares of our Series A Preferred Stock. The proceeds of the Offering, in general, were and will be used for paying the cash portion of the purchase price for the Acquisition, for paying expenses relating to the Offering, Acquisition, Merger and related transactions, for the repayment of up to $150,000 in promissory note obligations which Gales Industries incurred in bridge financings, and for working capital for us and AIM. A portion of the proceeds from the New Loan Facility was used to pay for the Real Estate Acquisition. In addition, proceeds from the New Loan Facility were used to pay off AIM's debt to its prior lender and certain of AIM's shareholders, totaling approximately $5,800,000, and will be used for working capital for AIM's business.


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      As of the Closing Date, we issued 10,645,817 shares of Common Stock in connection with the Merger to pre-existing Gales Industries shareholders and to those who became shareholders of Gales Industries as of the Closing Date, including former shareholders of AIM. We also issued 100,000 shares to a director of the Company in consideration for his agreement to remain on the Board. Upon completion of the first closing of the Offering, the Placement Agent in the Offering received warrants to purchase shares of Gales Industries' common stock which, pursuant to the Merger, have become warrants to purchase 3,087,885 shares of our Common Stock at the exercise price of $0.22 per share. Immediately prior to the Merger, Gales Industries had outstanding options to purchase shares of Gales Industries' common stock which, pursuant to the Merger, have become options to purchase 4,850,000 shares of our Common Stock at the exercise price of $0.22 per share. The investors in the first closing of the Offering hold shares of our Series A Preferred Stock which, in the aggregate (not including shares of Preferred Stock which may be issued as dividends), may be converted into 30,878,855 shares of our Common Stock at the conversion price of $0.22 per share. In the event the Maximum Offering is completed, the investors in the Offering will hold shares of our Series A Preferred Stock which, in the aggregate, may be converted into 36,364,000 shares of our Common Stock. Immediately prior to the Merger, Gales Industries had outstanding certain bridge notes convertible into shares of Gales Industries' common stock and certain bridge warrants to purchase shares of Gales Industries' common stock; these notes and warrants have, pursuant to the Merger, become notes convertible into 409,090 shares of our Common Stock at the conversion price of $0.22 per share and warrants to purchase 1,090,909 shares of our Common Stock at the exercise price of $0.22 per share. In connection with the Acquisition, former shareholders of AIM received, as of the Closing Date, promissory notes convertible into shares of Gales Industries' common stock which, pursuant to the Merger, have become notes convertible into an aggregate of 1,663,154 shares of our Common Stock at the conversion price of $0.40 per share.

      In connection with the Merger, Theodore T. Alfen and Steven Pomerantz resigned as members of our Board of Directors, leaving James A. Brown as the sole director, and Mr. Brown resigned as our Chief Executive Officer. The sole director then appointed additional members to the Board, effective as of the date of the Merger, so that our Board of Directors now consists of the following members: Michael A. Gales (Chairman), Louis A. Giusto (Vice Chairman), Peter D. Rettaliata, Dario A. Peragallo, Stephen M. Nagler, Seymour G. Siegel, Rounsevelle W. Schaum, Ira A. Hunt, Jr. and James A. Brown. The sole director, simultaneously with the appointment of new directors to the Board, appointed new officers of the Company as follows: Michael A. Gales as Executive Chairman of the Board, Louis A. Giusto as Vice Chairman, Chief Financial Officer and Treasurer, Peter D. Rettaliata as Chief Executive Officer and President, Dario Peragallo as Executive Vice President of Manufacturing and Stephen M. Nagler as Secretary Mr. Siegel is expected to be the chairman of the audit committee of the Board and Mr. Schaum is expected to be the chairman of the Compensation Committee of the Board.

      Immediately prior to the Merger, we had no operations and had net assets consisting only of cash and cash equivalents.

      As of August 24, 2005, our shareholders approved an amendment to our Articles of Incorporation which increased the number of our authorized shares of Common Stock, $.001 par value per share, from 30,000,000 to 150,000,000 shares, and authorized 10,000,000 shares of "blank check" preferred stock, $.001 par value per share. In connection with the Reverse Split, our total authorized Common Stock was reduced to 120,055,746 and our total authorized preferred stock was reduced from 10,000,000 shares to 8,003,716 shares.


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      We believe that the issuances of our Common Stock in connection with the
Merger were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

      Explanatory Note.

      Unless otherwise indicated or the context otherwise requires, all references below in this Report on Form 8-K to "we," "us" and the "Company" are to Ashlin Development Corporation, a Florida corporation, together with its wholly-owned subsidiary, Gales Industries Merger Sub, Inc., a Delaware corporation, and Air Industries Machining, Corp., a New York corporation, which is a wholly-owned subsidiary of Gales Industries Merger Sub, Inc. Specific discussions or comments relating only to Ashlin Development Corporation prior to the Merger will reference "Ashlin", those relating only to Gales Industries Merger Sub, Inc. will reference "Merger Sub", those relating only to Air Industries Machining, Corp. will reference "AIM", and those relating only to Gales Industries Incorporated prior to the Merger will reference "Gales Industries".

      Cautionary Notice Regarding Forward Looking Statements

      We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," " anticipate," "estimate," "may," "will," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

      Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below in "Risk Factors" as well as those discussed elsewhere in this Report, and the risks to be discussed in our next Annual Report on form 10-KSB and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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1. Description of Business.

About AIM

      Following the Merger, the business of AIM constituted our only operations. Founded in 1969, AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry including, Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. Approximately 85% of AIM's revenues are derived from parts and assemblies directed toward military applications, although direct sales to the military (U.S. and NATO) constitute less than 10% of AIM's revenue. AIM is known as a provider of critical and complex structures for demanding customers: AIM's parts are installed onboard Sikorky's VH-3D, otherwise known as Marine One, the primary Presidential helicopter and on Air Force One, Boeing's 747-2000B customized for use by the President.

      AIM has evolved from being an individual parts manufacturer to being a manufacturer of subassemblies (i.e. being an assembly constructor) and being an engineering integrator. AIM currently produces over 2,400 individual parts that are assembled by a skilled labor force into electromechanical devices, mixer assemblies, helicopter rotorhub components, rocket launching systems for the F-22 Raptor Advanced Stealth Fighter, arresting gears for E2C and other US Navy Fighters, vibration absorbing assemblies for a variety of Sikorsky helicopters, landing gear components for the F-35 Joint Strike Fighter, and many other subassembly packages. AIM's major customers recognize its achievements in manufacturing quality control, which include ISO 9001 and AS9100 Certifications as well as several highly technical, customer-based proprietary quality approvals.

      AIM is the largest supplier of flight safety components for Sikorsky. Sales of parts and services to Sikorsky account for more than 40% of AIM's revenue, and are subject to General Ordering Agreements which were recently renegotiated and extended through 2010. These revised agreements included upward price adjustments that the Company estimates will increase net earnings by more than $600,000 in 2005, and continue to positively impact the Company's profitability in 2006.

Government Regulation

      Environmental Regulation

      We are subject to regulations administered by the United States Environmental Protection Agency, the Occupational Safety and Health Administration, various state agencies and county and local authorities acting in cooperation with federal and state authorities. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. The extensive regulatory framework imposes compliance burdens and risks on us. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.

      The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) imposes strict, joint and several liability on the present and former owners and operators of facilities that release hazardous substances into the environment. The Resource Conservation and Recovery Act of 1976 (RCRA) regulates the generation, transportation, treatment, storage and disposal of hazardous waste. In New York, the handling, storage and disposal of hazardous


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substances are governed by the Environmental Conservation Law, which contains the New York counterparts of CERCLA and RCRA. In addition, the Occupational Safety and Health Act, which requires employers to provide a place of employment that is free from recognized and preventable hazards that are likely to cause serious physical harm to employees, obligates employers to provide notice to employees regarding the presence of hazardous chemicals and to train employees in the use of such substances.

      Federal Aviation Administration Regulation

      We are subject to regulation by the Federal Aviation Administration (FAA) under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties (including orders to cease production) for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our contracts, which could have a material adverse effect on our operations.

      Government Contract Compliance

      Our government contracts and those of many of our customers are subject to the procurement rules and regulations of the United States government. Many of the contract terms are dictated by these rules and regulations. During and after the fulfillment of a government contract, we may be audited in respect of the direct and allocated indirect costs attributed thereto. These audits may result in adjustments to our contract costs. Additionally, we may be subject to U.S. government inquiries and investigations because of our participation in government procurement. Any inquiry or investigation can result in fines or limitations on our ability to continue to bid for government contracts and fulfill existing contracts.

      We believe that we are in substantial compliance with all federal, state and local laws and regulations governing our operations and have obtained all material licenses and permits required for the operation of our business.

Employees

      AIM employs approximately 144 principally union employees and maintains what it believes are, and what historically has been, good relationships with its union.

Future Expansion and Acquisition Strategy

      The Company intends to seek to expand its operations through internal growth and additional strategic acquisitions. The Company will seek to attract new customers through proactive industry marketing efforts including direct sales programs, participation at trade shows, technical society meetings and similar activities. Additionally, the Company will seek to capitalize on its engineering capabilities by partnering with other lower cost manufacturers which can benefit from the Company's expertise.

      With respect to consolidation strategy, the Company will focus on acquiring profitable, privately held entities or divisions of larger entities with annual sales between $15 and $50 million in the aerospace and military fields. The Company will initially seek enterprises whose products are complementary to AIM's current product line and which can benefit from the Company's existing engineering talents and manufacturing capabilities. The


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Company will look for candidates whose products are components of larger mission critical systems and which can be upgraded from simple parts to complex, higher-margin component system subassemblies through the use of AIM's engineering talents. The Company intends to focus on entities with reputations for high quality standards whose management can be absorbed into the Company. When possible, the Company will seek to combine existing operations to absorb excess capacity and eliminate duplicative facilities. It is contemplated that these future acquisitions will be facilitated by using either the Company's stock, cash or debt financing, or some combination thereof.

Ashlin Bankruptcy

      On October 15, 2004, Ashlin (then known as Health & Nutrition Systems International, Inc.) filed in the southern district of Florida a plan of reorganization under Chapter 11 of the United States bankruptcy code. The Court confirmed Ashlin's plan of reorganization ("Plan of Reorganization") on January 10, 2005 and the Plan of Reorganization was declared effective on January 21, 2005. Ashlin formally emerged from bankruptcy protection on April 29, 2005 without any operating business. After emerging from bankruptcy protection and prior to the Merger, Ashlin was a "shell" company.

      As part of the Plan of Reorganization:

      1. TeeZee, Inc., a company formed by Ashlin's former Chief Executive Officer, Christopher Tisi, purchased substantially all of the assets of Ashlin, including the rights to the name "Health & Nutrition Systems International, Inc." in exchange for $350,000 in cash and assumption of approximately $1,841,000 in liabilities. Although competing bids were allowed for under the Plan of Reorganization, no other bids for Ashlin's assets were submitted.

      2. Ashlin entered into an employment agreement with Mr. James A. Brown, which provided for:

            o Salary of $9,200 per month until the 30th calendar day following Ashlin's discharge from bankruptcy, and thereafter at a rate of $7,000 per month; and

            o The issuance by Ashlin to Mr. Brown of 300,000 shares of Common Stock.

      3. TeeZee, Inc. assumed the secured claim of Garden State Nutritionals
(GSN), a division of Vitaquest International, Inc.; GSN retained its pre-existing lien on substantially all of the transferred assets.

      4. TeeZee, Inc. assumed the secured claim of SunTrust Bank on Ashlin's 2004 Honda Element on the effective date; SunTrust retained its pre-existing lien on the vehicle.

      5. TeeZee, Inc. assumed most of the unsecured claims, including those of trade and employee creditors, together with any unsecured deficiency claims of GSN and SunTrust. The unassumed unsecured claims of Ashlin were paid, pro rata, from a fund which did not exceed $50,000.

      6. A permanent injunction was issued barring Ashlin and the TeeZee, Inc. from violating Window Rock Enterprises, Inc.'s trademarks for "CortiSlim" and Ashlin agreed not to challenge Window Rock's trademark for this product.


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

      7. All holders of Ashlin's common stock retained their shares.

      After the effective date of the Plan of Reorganization, Ashlin continued to exist as a separate incorporated entity, with James A. Brown, Steven Pomerantz and Ted Alflen continuing to serve as directors of Ashlin, and Mr. Brown continuing to serve as CEO and Chairman of the Board of Directors. Mr. Brown was the sole officer of Ashlin from the effective date of the Plan of Reorganization to the date of the Merger. As a result of the Merger, Mr. Brown's employment agreement with Ashlin was terminated and he waived his rights under the employment agreement.

      From its inception through the effective date of the Plan of Reorganization, Ashlin was known as Health & Nutrition Systems International, Inc. and developed, marketed and sold weight management, energy and sport nutrition products to national and regional, food, drug, health, pharmacy, mass-market accounts, and independent health and pharmacy accounts. Its product formulations were not proprietary.

Risk Factors

      Risks of the Acquisition

      AIM's business is the Company's only operating business. There can be no assurance that any benefits to AIM's business will be achieved from the Merger, Acquisition, Real Estate Acquisition, New Loan Facility or Offering (collectively, the "Closing Transactions") or that the results of operations of AIM prior to the Acquisition will be not be adversely impacted by the Closing Transactions. As of the Closing Date, Luis Peragallo and Jorge Peragallo resigned from their positions with AIM. Even though Peter Rettaliata and Dario Peragallo, two of AIM's officers, will serve as officers of the Company, there can be no assurance that the new management of the Company will have the necessary experience to operate the Company. The process of combining the organizations of Gales Industries, AIM and Ashlin could interrupt the activities of part or all of AIM's business, and could cause fundamental changes in AIM's business, which could have an adverse effect on the Company. The past results of operations of AIM are not necessarily indicative of the future results of operations of the Company.

      Limited Recourse Against AIM Shareholders

      Pursuant to the stock purchase agreement relating to the Acquisition, the obligation of the former shareholders of AIM (the "AIM Shareholders") to indemnify the Company for breaches of their representations and warranties is, with certain exceptions, limited to $2.5 million. Consequently, the Company will have no recourse against the AIM Shareholders for claims in excess of such amount.

      The inability to successfully manage the growth of our business may have a material adverse effect on our business, results or operations and financial condition.

      We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. Such activities could result in increased responsibilities for management.

      Our future success will be highly dependent upon our ability to manage successfully the expansion of operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, union relationships, order entry systems and other procedures, and hire sufficient numbers of financial, accounting, administrative, and management personnel. There can be no assurance that we will be able to identify, attract, and retain experienced accounting and financial personnel.

      Our future success depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations, and financial condition may be adversely affected.

      The unsuccessful integration of a business or business segment we acquire could have a material adverse effect on our results.

      As part of our business strategy, we expect to acquire assets and businesses relating to or complementary to our operations. These acquisitions will involve risks commonly encountered in acquisitions. These risks include, among other things, exposure to unknown liabilities of the acquired companies, additional acquisition costs and unanticipated expenses. Our quarterly and annual operating results will fluctuate due to the costs and expenses of acquiring and integrating new businesses. We may also experience difficulties in assimilating the operations and personnel of acquired businesses. Our ongoing business may be disrupted and our management's time and attention diverted from existing operations. Our acquisition strategy will likely require additional debt or equity financing, resulting in additional leverage or dilution of ownership. We cannot assure you that any future acquisition will be consummated, or that if consummated, that we will be able to integrate such acquisition successfully.

      Any reduction in government spending on defense could materially adversely impact our revenues, results of operations and financial condition.

      There are risks associated with programs that are subject to appropriation by Congress, which could be potential targets for reductions in funding to pay for other programs. Future reductions in United States Government spending on defense or future changes in the kind of defense products required by United States Government agencies could limit demand for our products, which would have a materially adverse effect on our operating results and financial condition.

      In addition, potential shifts in responsibilities and functions within the defense and intelligence communities could result in a reduction of orders for defense products by segments of the defense industry that have historically been our major customers. As a result, demand for our products could decline, resulting in a decrease in revenues and materially adversely affecting our operating results and financial condition.

      We depend on revenues from a few significant relationships, in particular with Sikorsky Aircraft, and any loss, cancellation, reduction, or interruption in these relationships could harm our business.

      In general, we have derived a material portion of our revenue from one or a limited number of customers. We expect that in future periods we may enter into contracts with customers which represent a significant concentration of our revenues. If such contracts were terminated, our revenues and net income could significantly decline. Our success will depend on our continued ability to develop and manage relationships with significant customers. Sikorsky accounts for more than 40% of our sales. Any adverse change in our relationship with such customer could have a material adverse effect on our business. Although we are attempting to expand our customer base, we expect that our customer concentration will not change significantly in the near future. The markets in which we sell our products are dominated by a relatively small number of customers who have contracts with United States governmental agencies, thereby limiting the number of potential customers. We cannot be sure that we will be able to retain our largest customers, that we will be able to attract additional customers, or that our customers will continue to buy our products in the same amounts as in prior years. The loss of one or more of our largest customers, any reduction or interruption in sales to these customers, our inability to successfully develop relationships with additional customers, or future price concessions that we may have to make, could significantly harm our business.

      Continued competition in our markets may lead to a reduction in our revenues and market share.

      The defense and aerospace component manufacturing market is highly competitive and we expect that competition will continue to increase. Current competitors have significantly greater technical, manufacturing, financial and marketing resources than we do. We expect that more companies will enter the defense and aerospace component manufacturing market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in reduced revenue, lower margins, or loss of market share, any of which could significantly harm our business.

      Our future revenues are inherently unpredictable, our operating results are likely to fluctuate from period to period, and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

      Our quarterly and annual operating results are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of performance. Some of the factors that could cause quarterly or annual operating results to fluctuate include conditions inherent in government contracting and our business such as the timing of cost and expense recognition for contracts, the United States Government contracting and budget cycles, introduction of new government regulations and standards, contract closeouts, variations in manufacturing efficiencies, our ability to obtain components and subassemblies from contract manufacturers and suppliers, general economic conditions, and economic conditions specific to the defense market. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business. Fluctuations in quarterly results, competition, or announcements of extraordinary events such as acquisitions or litigation may cause earnings to fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock could significantly decline. In addition, there can be no assurance that an active trading market will be sustained for our common stock. These fluctuations, as well as general economic and market conditions, may adversely affect the future market price of our common stock, as well as our overall operating results.

      We may lose sales if our suppliers fail to meet our needs.

      Although we procure most of our parts and components from multiple sources or believe that these components are readily available from numerous sources, certain components are available only from sole sources or from a limited number or sources. While we believe that substitute components or assemblies could be obtained, use of substitutes would require development of new suppliers or would require us to re-engineer our products, or both, which could delay shipment of our products and could have a materially adverse effect on our operating results and financial condition.

      Attracting and retaining key personnel is an essential element of our future success.

      Our future success depends to a significant extent upon the continued service of our executive officers and other key management and technical personnel and on our ability to continue to attract, retain and motivate executive and other key employees, including those in managerial, technical, marketing and information technology support positions. Attracting and retaining skilled workers and qualified sales representatives is also critical to us. Experienced management and technical, marketing and support personnel in the defense and aerospace industries are in demand and competition for their talents is intense. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

      Terrorist acts and acts of war may seriously harm our business, results of operations and financial condition.

      United States and global responses to the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats and other global crises increase uncertainties with respect to U.S. and other business and financial markets. Several factors associated, directly or indirectly, with the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats and other global crises and responses thereto, may adversely affect the Company.

      While some of our products may experience greater demand as a result of increased U.S. Government defense spending, various responses could realign U.S. Government programs and affect the composition, funding or timing of our government programs and those of our customers. U.S. Government spending could shift to defense programs in which we do participate. As a result of the September 11th terrorist attacks and given the current Middle East and global situation, U.S. defense spending is generally expected to increase over the next several years. Increased defense spending does not necessarily correlate to increased business, because not all the programs in which we participate or have current capabilities may be earmarked for increased funding.

      Terrorist acts of war (wherever located around the world) may cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact our revenues, expenses and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. In addition, as a company with headquarters and significant operations located in the United States, we may be impacted by actions against the United States.

      The Company's indebtedness may affect its operations.

      As described below under "Management's Discussion and Analysis or Plan of Operation - Financial Liquidity and Capital Resources", AIM has incurred significant indebtedness under the New Loan Facility. This indebtedness far exceeds the amount of pre-Merger debt of AIM. As a result, AIM is significantly leveraged and has indebtedness that is substantial in relation to its stockholders' equity. The ability of AIM to make principal and interest payments will depend on future performance, which is subject to many factors, some of which are outside of the Company's control. In addition, the New Loan Facility is secured by all of the assets of AIM including the real estate acquired in the Real Estate Acquisition. In the case of a continuing default by AIM under the

New Loan Facility, the lender will have the right to foreclose on AIM's assets, which would have a material adverse effect on the Company. Payment of principal and interest on such indebtedness may limit the Company's ability to pay cash dividends to shareholders and the documents governing the New Loan Facility will prohibit the payment of cash dividends. The Company's leverage may also adversely affect the ability of the Company to finance future operations and capital needs, may limit its ability to pursue other business opportunities and may make its results of operations more susceptible to adverse economic conditions.

      Need for Additional Capital

      The Company may require additional capital to accomplish its business objectives, even if the Maximum Offering is completed. There can be no assurance that any financing will be available to the Company on favorable terms, if at all. Further, there can be no assurance that the Company will be able to service its existing indebtedness or any debt it may hereafter incur in connection with the expansion of its operations. If the Company were to seek to raise additional equity, its then existing shareholders would suffer dilution to their interests.

      Absence of Principal Shareholders Guarantees and Financial Accommodations

      Historically, AIM has obtained money and achieved other financial accommodations through arrangements guaranteed by the AIM Shareholders. Since they sold their shares of AIM in connection with the Acquisition, these original AIM Shareholders will not be providing any financial assistance to us or AIM on a going-forward basis. The Company is no longer able to rely upon the credit of AIM's Shareholders when seeking to borrow money or obtain other financial accommodations.

      There is only a limited public market for the Company's securities.

      There is no trading market for the Company's Preferred Stock. The trading market for the Company's Common Stock is limited and there can be no assurance that an active trading market will ever develop, or, if developed, that it will be sustained.

      Potential Adverse Effect on Market Price of Securities from Future Sales of Common Stock

      Within six months after the Closing Date, the Company is planning to register for resale under the Securities Act approximately 46,339,955 shares of Common Stock (in case the Maximum Offering is completed) which will either be outstanding or be issuable upon conversion or exercise of preferred stock, convertible notes or warrants. The Company also intends to register on Form S-8 under the Securities Act an additional 10,000,000 shares of Common Stock, which are the shares available for issuance under the 2005 Stock Incentive Plan, combined with the 4,850,000 shares underlying the stock options granted by Gales Industries which have become options to purchase an equal number of shares of our Common Stock. Among the outstanding shares of Common Stock which do not carry registration rights, the shares of Common Stock held by the shareholders of Ashlin prior to the Merger will be eligible for resale pursuant to Rule 144 under the Securities Act.

      Future sales of Common Stock pursuant to a registration statement or under Rule 144, or the perception that such sales could occur, could have an adverse effect on the market price of the Common Stock. All of the shares of Common Stock issuable upon conversion of the Preferred Stock have "piggyback" registration rights. In addition, the Company expects to register under the Securities Act all outstanding shares of Common Stock (whether issued in connection with the Offering and the Closing Transactions or previously issued to shareholders of the Company), and shares of Common Stock issuable upon conversion or exercise of warrants and convertible securities, and, upon effectiveness of a registration statement under the Securities Act with respect to such shares, such shares will be immediately salable. Such sales will adversely affect the market price of the Common Stock.

      Effect of Stock Options

      The Company intends to adopt a new stock incentive plan (the "2005 Stock Incentive Plan") to be submitted to shareholders for approval, which would allow for the issuance of a total of 5,150,000 shares of Common Stock, either as stock grants or options, to employees, officers, directors, advisors and consultants of the Company. As of the Closing Date, options to purchase 4,850,000 shares of Gales' common stock became options to purchase shares of the Company's Common Stock. The Company has approximately an additional 956,000 shares available for issuance under its 1998 Stock Option Plan. A total of approximately 40,020 options are outstanding under the 1998 Stock Option Plan. The committee administering the 2005 Stock Incentive Plan will have sole authority and discretion to grant options under such Plan with respect to the 5,150,000 shares available for issuance under such Plan. Options granted will be exercisable during the period specified by the committee administering the 2005 Stock Incentive Plan except that such committee may authorize options that will become immediately exercisable in the event of a change in control of the Company and in the event of certain mergers and reorganizations of the Company. The existence of such options could limit the price that certain investors might be willing to pay in the future for shares of Common Stock and may have the effect of delaying or preventing a change in control of the Company. The issuance of additional shares upon the exercise of such options could also decrease the amount of earnings and assets available for distribution to the holders of the Common Stock and could result in the dilution of voting power of the Common Stock.

      AIM has not been subject to Sarbanes-Oxley regulations and, therefore, may lack the financial controls and procedures of public companies.

      AIM has not had the internal or financial control infrastructure necessary to meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. AIM was not subject to the Sarbanes Oxley Act of 2002, and its internal and financial controls reflect its status as a non-public company. AIM has not had the internal infrastructure necessary to complete an attestation about its financial controls that would be required under Section 404 of the Sarbanes Oxley Act of 2002. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of AIM's financial controls. Because of the Merger, the Company will be required to comply with Sarbanes Oxley, including standards for internal and financial controls, in connection with AIM's operations. The cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations

2. Management's Discussion and Analysis or Plan of Operation.

Introduction

      Following the Merger, AIM constitutes all of our operations. The following discussion and analysis summarizes the significant factors affecting (1) AIM's results of operations for fiscal 2004 compared to fiscal 2003 and (2) our combined financial liquidity and capital resources. Also discussed below are AIM's results of operations for the nine-month period ended September 30, 2005 compared with AIM's results of operations for the nine-month period ended September 30, 2004. This discussion and analysis should be read in conjunction with the financial statements and notes, and pro forma financial statements, included with this report.

      Each of Merger Sub, Gales Industries and Ashlin has had no sales revenue but incurred expenses for the periods discussed herein. Merger Sub was formed in October 2005 for the purpose of entering into the Merger and has no operating history. Gales Industries was formed in October 2004 and, since then, has had no operations except in connection with the Closing Transactions. Ashlin emerged from bankruptcy protection on April 29, 2005 without any business operations and after having divested the business in which it had been engaged prior to its bankruptcy filing. Therefore, the results of operations for Ashlin from the periods prior to its bankruptcy filing are not taken into account in the results of operations for the combined entity.

Results of Operations

      Year ended December 31, 2004 compared to year ended December 31, 2003

      Net Sales. Net sales were $24,818,333 in fiscal 2004, compared to net sales of $22,334,926 in fiscal 2003. The increase in net sales in fiscal 2004 compared to fiscal 2003 was due to increased shipments and increased purchase orders.

      Gross Profit. Gross profit was $3,182,580 in fiscal 2004 (12.8% of net sales), compared to gross profit of $2,594,740 in fiscal 2003 (11.6% of net sales). The increase was primarily due to an increased efficiency in manufacturing and the implementation of cost reduction methods.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,712,202 in fiscal 2004, an increase of 7.6% from selling, general and administrative expenses of $1,591,354 in fiscal 2003. The increase was primarily due to adjustments in renumeration of officers' salaries, pay increases to office personnel, increase in professional fees attributable to legal costs in drafting a stockholders agreement among AIM's shareholders and computer consulting costs in connection with modifications to AIM's IT network.

      Other Expenses. Other expenses were $518,180 in fiscal 2004, an increase of 46.0% from other expenses of $354,566 in fiscal 2003. The significant increase was due to an increase in bank debt, the refinancing of existing equipment loans, financing new equipment acquisitions and increased interest rates.

      The nine months ended September 30, 2005 compared to the nine months ended September 30, 2004

      Net Sales: Net sales were $21,851,532 in the nine months ended September 30, 2005 compared to net sales of $18,322,866 in the nine months ended September 30, 2004. The increase of $3,528,666 or 16.15% was primarily due to increased purchase orders and shipments and retroactive price adjustments on long term contracts. As of September 30, 2005, AIM's revenue backlog approximated $35 million.

      Gross Profit: Gross profit was $2,801,366 in the nine months ended September 30, 2005 (12.8% of net sales), compared to gross profit of $2,206,074 in the nine months ended September 30, 2004 (12.0% of net sales). The increase in gross profit was due to the fact that, at June 30, 2004, a physical inventory was taken as opposed to calculating inventory on a Gross Profit Percentage. That physical inventory yielded a Gross Profit of 12%. At September 30, 2004, the same Gross Profit Percentage was utilized and, at December 31, 2004 a physical inventory yielded a Gross Profit Percentage of 12.89%. Absent a physical inventory since December 31, 2004, this Gross Profit Percentage of 12.89% was utilized for interim reporting purposes in 2005. The increase in gross profit as a percentage of net sales in the nine months ended September 30, 2005 was favorably affected by (i) renegotiated price adjustments on long term contracts and (ii) increased efficiency in the manufacturing process. Our gross profit margins were negatively affected in the nine months ended September 30, 2005 due to (i) increase in factory repairs and (ii) increases in cost of labor.

      Selling, General and Administrative Expenses: Selling, general and administrative expenses were $1,531,336 in the nine months ended September 30, 2005, an increase of 27% from selling, general and administrative expenses of $1,205,521 in the nine months ended September 30, 2004. The increase was primarily due to (i) an increase in professional fees and (ii) increase in fees related to the implementation of a new computer software system.

      Other Expenses: Other expenses were $411,493 in the nine months ended September 30, 2005 compared to $316,791 in the nine months ended September 30, 2004, which increase was attributable to (i) financing of additional equipment acquisitions and (ii) an increase in interest rates.

Impact of Inflation

      Inflation has not had a material effect on our results of operations.

Financial Liquidity and Capital Resources

      AIM has financed its operations and investments to date principally through revenues from operations.

      In connection with the Acquisition of AIM, we incurred notes payable obligations in the aggregate principal amount of $1,627,262, of which $665,262 are in the form of convertible promissory notes which the Company may convert into shares of Common Stock at $.40 per share upon effectiveness of a Securities Act registration statement covering such shares. The remaining $962,000 principal amount note is repayable by the Company in 20 equal quarterly installments of $48,100 principal plus interest. The holder of a convertible bridge note in the principal amount of $22,500 has given notice that it will convert such note into our Common Stock.

      As of the Closing Date, under the New Loan Facility, we incurred approximately $5,211,000 in debt under the revolving credit facility and $3,500,000 under a term loan. AIM also has approximately $902,000 outstanding under the equipment line of credit provided by the New Loan Facility. The revolving credit facility requires us to pay interest monthly on the outstanding principal amount. The term loan requires us to make 84 equal monthly payments of $31,667 plus interest with the balance to be added to the 84th payment. We believe that all of the applicable interest rates under the New Loan Facility are consistent with prevailing interest rates in the lending industry.

      All of the proceeds of the term loan and approximately $700,000 of the borrowings under the revolving credit facility were used to complete the Real Estate Acquisition. In addition, proceeds from the New Loan Facility were used to pay off AIM's debt to its prior lender and will be used for working capital for AIM's business.

      As of the Closing Date, Gales Industries completed the first closing of the Offering to accredited investors for gross proceeds of $6,793,280. Commissions, management fees and non-accountable expense allowance which Gales Industries paid to the placement agent amounted to an aggregate of $815,193.60. We expect to receive at least $800,000 in additional gross proceeds from a second closing of the Offering. The proceeds of the first closing of the

Offering, in general, were and will be used for paying the cash portion of the purchase price for the Acquisition of AIM, for the repayment of $150,000 in note obligations which Gales Industries incurred in bridge financings, for payment of certain real estate taxes and accrued rent on AIM's real property, for expenses of the Offering, Acquisition, Merger and related transactions, for satisfaction of certain loans from the shareholders of AIM to AIM, and for working capital for us and AIM.

      The holders of Preferred Stock are entitled to receive payment-in-kind dividends (payable in shares of Preferred Stock), prior to and in preference to any declaration or payment of any dividend on the Common Stock, at the rate of 8% per annum. However, if a registration statement for the resale of the Common Stock underlying the Preferred Stock is not filed within 45 days of the earlier of the termination or the final closing of the Offering or declared effective within six months of such earlier date, the dividend on the Preferred Stock will be due in cash from the date of such default until the default is cured.

      We expect that cash flows from operations will be sufficient to pay our obligations as they arise. In addition, we will have available any net proceeds from a second closing of the Offering. Further, we may be able to borrow additional funds under our revolving credit facility provided that we have sufficient inventory, receivables and equipment and machinery. However, we may require additional working capital to expand our business and make acquisitions. We anticipate that increased sales revenues will help to some extent, but we may need to secure additional financing. In the event we are not able to increase working capital, we may not be able to expand our business or make acquisitions.

Off Balance Sheet Arrangements

      Not applicable.

Critical Accounting Policies

      Our significant accounting policies are more fully described in Note 1 to the audited financial statements of AIM. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

Quantitative and Qualitative Disclosure about Market Risk

      Our primary exposure to market risk consists of changes in interest rates on borrowings under the New Loan Facility. An increase in interest rates would adversely affect our operating results and the cash flow available after debt service to fund operations. We manage exposure to interest rates fluctuations by optimizing the use of fixed and variable rate debt. Except with respect to the interest rates under the New Loan Facility, we do not have debts or hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices.

3. Description of Property.

      AIM's headquarters are situated on a 5.4-acre corporate campus in Bay Shore, New York. On such campus, AIM occupies 3 buildings consisting of 76,000 square feet. Prior to the Closing Date, AIM leased such real property at an annual rental fee of approximately $382,800 plus the cost of the annual real estate tax on such property. The entities that owned the property prior to the Closing Date are owned in whole or in part by affiliates of AIM. Simultaneously with the closing of the Acquisition and the Merger, AIM became the owner of such property pursuant to the Real Estate Acquisition with loans from the New Loan Facility. As a consequence of such purchase, AIM is no longer required to pay rent for the use of such property. It is estimated that at current rates the interest payable each year on the funds used to acquire AIM's corporate campus will approximate the rent which was being paid under the leases prior to their termination.

      Since the reorganization of Ashlin in January 2005, Ashlin's corporate office has been located at 4400 North Federal Highway, Suite 210, Boca Raton, Florida 33431. Ashlin's lease for this property expires on March 31, 2006 and provides for a monthly rent of approximately $950. As a result of the Merger, the Company's headquarters have been moved to AIM's corporate campus in Bay Shore, New York.

4. Security Ownership

      The following table sets forth information known to us regarding beneficial ownership of our Common Stock as of the Closing Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and executive officers, (iii) any other "Named Executive Officer" identified in the Executive Compensation section, below, and (iv) all of our officers and directors as a group. Except as otherwise indicated, we believe based on information provided by each of the individuals named in the table below that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. The address of each executive officer and director is c/o the Company, 1479 Clinton Avenue, Bay Shore, NY 11706. The address of James
A. Brown is c/o the Company, 4400 North Federal Highway, Suite 210, Boca Raton, Florida 33431.

                                                                Percentage of
Name                              Number of Shares            Shares Outstanding
----                              ----------------            ------------------
Michael A. Gales                    4,326,219 (1)                   29.4%
Louis A. Giusto                     3,644,538 (2)                   24.8%
Peter Rettaliata                    1,100,000 (3)                    7.1%
Dario Peragallo                     1,100,000 (4)                    7.1%
Seymour G. Siegel                     100,000                         *
Rounsevelle W. Schaum                 100,000                         *
Ira A. Hunt, Jr.                      100,000                         *
Stephen Nagler                        145,455 (5)                    1.0%
James A. Brown                        676,268                        4.7%
Luis Peragallo                        253,214                        1.7%
Jorge Peragallo                          0                            *
ACS Holdings, LLC                     876,749                        6.1%

All Directors and
     Officers as a group, 9 persons (1)(2)(3)(4)(5)                 66.6%

----------
* Less than 1%

(1) Of the options to purchase 1,250,000 shares of Common Stock granted to Mr. Gales pursuant to his employment agreement, includes options vesting as of the Closing Date exercisable into 250,000 shares of Common Stock.

(2) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Giusto pursuant to his employment agreement, includes options vesting as of the Closing Date exercisable into 240,000 shares of Common Stock.

(3) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Rettaliata as of the Closing Date pursuant to his employment agreement, includes options vesting as of the Closing Date exercisable into 150,000 shares of Common Stock. Includes the 831,577 shares of Common Stock issuable upon conversion of the $332,631 principal amount convertible note issued to Mr. Rettaliata in connection with the Acquisition.

(4) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Dario Peragallo as of the Closing Date pursuant to his employment agreement, includes options vesting as of the Closing Date exercisable into 150,000 shares of Common Stock Includes the 831,577 shares of Common Stock issuable upon conversion of the $332,631 principal amount convertible note issued to Dario Peragallo in connection with the Acquisition. Does not include 253,214 shares of Common Stock issued to Luis Peragallo pursuant to the terms of the Acquisition. Luis Peragallo is the father of Dario Peragallo.

(5) Includes 45,455 shares of Common Stock issuable upon exercise of warrants held by Mr. Nagler. Does not include 150,000 shares of Common Stock held by Eaton & Van Winkle LLP, a firm of which Mr. Nagler is a partner.

5. Directors, Executive Officers, Promoters and Control Persons.

      The following table sets forth information with respect to the directors and executive officers of the Company as of the completion of the Merger.

  Name of Individual          Age                          Position with the Company
---------------------         ---           ------------------------------------------------------
   Michael A. Gales            60                       Executive Chairman of the Board
   Louis A. Giusto             63            Vice Chairman, Chief Financial Officer and Treasurer
   Peter Rettaliata            55           Director, Chief Executive Officer and President of AIM
   Dario Peragallo             41            Director and Executive Vice President, Manufacturing
  Stephen M. Nagler            67                           Director and Secretary
  Seymour G. Siegel            62                                  Director
Rounsevelle W. Schaum          72                                  Director
   Ira A. Hunt, Jr.            80                                  Director
    James A. Brown             53                                  Director

The business experience of each director and executive officer of the Company is set forth below.

      Mr. Gales has thirty-two years experience in Corporate Finance, Mergers & Acquisitions and corporate management of both publicly and privately held middle market companies. Since 1992, Mr. Gales has been Chairman and President of Gales & Company, a Wall Street M&A Advisory and Principal firm. From March 2003 to present, Mr. Gales has concentrated his efforts on the formation of Gales Industries, the Acquisition, and the development of Gales Industries' business strategy, including the future expansion of the business of AIM. From September 2001 to March 2003, Mr. Gales concentrated on the operation of Gales & Company. From 1997 to 2001, Mr. Gales served as the Managing Director of Corporate

Finance and Executive Vice President of Corporate Finance for Janssen-Meyers Associates, LP and Andrew, Alexander, Wise & Company, Inc., respectively. Prior to 1997, Mr. Gales served in senior management and executive roles principally focused in heavy industries, including tenure as Principal, Co-Founder and President of American United Corporation, an international maritime engineering and technical systems group, and as President and Chief Operating Officer of Aquaglobal, Inc., a manufacturer and marketer of desalination systems serving customers such as Exxon, Shell, Mobil, Gulf and the U.S. Navy. Mr. Gales was the founding Chairman and CEO of AquaSciences International, Inc., a publicly traded organization engaged in the design and manufacture of water purification systems, and the founding Chairman of lntersearch Group, Inc., a publicly traded international HR consulting firm. In addition Mr. Gales has served as a Director of ProtoSource Corporation, a publicly traded internet service provider. Mr. Gales attended Oklahoma University and has been a member of various professional associations including the Royal Institute of Marine Engineers (London), Society of Naval Architects & Marine Engineers, Society of Piping Engineers & Designers, The Investment Company Institute and the President's Association of the American Management Association.

      Louis A. Giusto has over 30 years of financial control experience with foreign and domestic banks, non-bank financial service entities and consumer product companies. Since 2003 in addition to his activities on behalf of Gales Industries, Mr. Giusto has been acting as an independent consultant to a number of private businesses. From 2000 to 2003, Mr. Giusto was an Account Manager for a public accounting firm and the SVP Finance and Operations of Credit2B.com a web-based internet company bringing to market advanced credit decisioning platforms and sophisticated small business lending, insurance, securitization and factoring products. Before joining C2B, Mr. Giusto served for fourteen years in various positions with Fleet Bank and, prior to its acquisition by Fleet Bank, NatWest PLC, London. During his tenure at NatWest, Mr. Giusto served as Senior Financial Officer and Treasurer of NatWest Commercial Services, Inc. (a billion dollar wholly owned subsidiary of NatWest PLC, London) and a Credit Administrator (Risk Manager) with Fleet Bank. Mr. Giusto serves as a director of Long Island Consultation Center, a not-for-profit psychiatric care facility in Long Island, New York. Mr. Giusto graduated from New York University with a BS in Economics and Accounting and from Long Island University (with Distinction) with an MBA in Finance.

      Mr. Rettaliata is the President of AIM and has served in such capacity since 1994. Prior to his involvement at AIM, Mr. Rettaliata was employed by Grumman Aerospace Corporation for twenty-two years. Professionally, Mr. Rettaliata is the Chairman of "ADAPT", an organization of regional aerospace companies, a past member of the Board of Governors of the Aerospace Industries Association, and a member of the Executive Committee of the AIA Supplier Council. Recently, Mr. Rettaliata testified to the President's Commission on aerospace in Washington, D.C. He is a graduate of Niagara University where he received a B.A. in History and the Harvard Business School where he completed the PMD Program. Upon completion of the Acquisition, Mr. Rettaliata began serving as corporate Chief Executive Officer and President of AIM, reporting to the Executive Chairman of the Company. It is expected that he will be nominated to the Executive and Management Committees of the Board.

      Mr. Dario Peragallo is the Executive Vice President of AIM. Mr. Peragallo has been associated with AIM for over 25 years. He was elevated in 2000 to Director of Manufacturing. In addition, he has helped develop and maintain AIM's current business systems. Mr. Peragallo has been the company "Lean Advocate" since the inception of the program at AIM to decrease its inventory and increase productivity. He has led AIM on its "Lean" course of evolution and has participated in seventeen "Lean" events. Mr. Peragallo became Executive Vice

President with overall responsibility for engineering, manufacturing and customer-critical technical matters (including "Lean" and "Supply Chain" activities) in 2003. He has been an active member of Diversity Business since 2000, which is an organization specializing in the promotion of small and minority owned businesses. He is a graduate of SUNY Farmingdale where he received a B.A. in Manufacturing Engineering. Mr. Peragallo will oversee all engineering and production matters relating to AIM.

      Mr. Nagler is currently a member of Eaton & Van Winkle LLP, a law firm in New York City which he joined as a Partner in October 2004. Prior to joining Eaton & Van Winkle, Mr. Nagler was affiliated with Phillips Nizer LLP as Counsel since 1995. Mr. Nagler chairs TriState Ventures LLC, an angel investor group in the New York area. Mr. Nagler is a graduate of the City College of New York and NYU School of Law. The firm of Eaton & Van Winkle LLP served as counsel to Gales Industries and will be serving as counsel to the Company.

      Mr. Siegel has been a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C. since April 2000. Rothstein, Kass is a national firm of accountants and consultants with approximately 520 members and offices in 6 cities. He specializes in providing strategic advice to business owners including mergers acquisitions strategies; succession planning; capital introductions and long range planning. In 1974, Mr. Siegel founded, and from 1974 to 1990, was managing partner of Siegel Rich and Co, P.C., CPAs. Siegel Rich merged into M.R.Weiser & Co., LLC, a large regional firm where he had been a senior partner. M.R. Weiser became a division of Rothstein, Kass in April 2000. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He serves as a director and audit committee chairman of Hauppauge Digital Inc., as well as Emerging Vision Incorporated, and has served in a similar capacity at Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, Noise Cancellation Technologies and Barpoint.com. It is expected that Mr. Siegel will serve as Chairman of the Company's Audit Committee.

      Since 1993, Mr. Schaum has served as Chairman of Newport Capital Partners, a private investment banking and financial advisory firm specializing in providing assistance to emerging growth companies in private placements, corporate governance and negotiation of mergers and acquisitions. Mr. Schaum also serves as a director and Chairman of the Audit Committee of the Quigley Corporation (NASDAQ: "QGLY"); as Chairman of Mosaic Nutraceuticals, Inc. (OTC:
"MCNJ.PK"); and as a director of Camelot Entertainment Group, Inc (OTC:BB "CMEG"); Intelligent Security Networks, Inc. (OTC: "ISNT.PK") and Turboworx, Inc., a private firm specializing in high speed computation technologies. Mr. Schaum was a founder, director and treasurer of Streaming Media Corporation, and has also served as Chairman and CEO of BusinessNet Holdings Corporation; as a crisis manager for Heller Financial Corporation; as Chairman of the California Small Business Development Corporation, a private venture capital syndicate; and was the founder and Managing Director of the Center of Management Sciences, a consulting firm serving the aerospace industry. He has been a consultant on project management procedures to the Departments of the Army, Navy and Air Force, and numerous defense contractors, including General Dynamics, MacDonald-Douglas, Raytheon, Hughes Aircraft and the Logistics Management Institute. Mr. Schaum is a graduate of Phillips Andover Academy and holds a Bachelor of Science degree in Mechanical Engineering from Stanford University and an MBA degree from the Harvard Business School. He was also a member of the faculty and Defense Research Staff of the Massachusetts Institute of Technology, where he participated in the development of the computer programs for the Ballistic Missile Early Warning System.

      General Hunt graduated from the United States Military Academy in 1945 and subsequently served thirty-three years in various command and staff positions in the U.S. Army, retiring from active military service as a Major General in 1978. His last military assignment was as Director of the Office of Battlefield Systems Integration. Subsequently, General Hunt was president of Pacific Architects and Engineers in Los Angeles and Vice President of Frank E. Basil, Inc. in Washington, D.C. Since 1990, General Hunt has been a director of SafeNet Inc. (Nasdaq: SFNT), an information security technology company. He is a Freeman Scholar of the American Society of Civil Engineers and has a M.S. in Civil Engineering from the Massachusetts Institute of Technology, a M.B.A. from the University of Detroit; a Doctor of the University Degree from the University of Grenoble, France and a Doctor of Business Administration Degree from the George Washington University.

      James A. Brown has been Ashlin's Chief Executive Officer and Secretary since September 2004 and Chairman of the Board since May 2003. Ashlin filed for bankruptcy protection while Mr. Brown was its Chairman and CEO. Mr. Brown served as the Chief Operating Officer of Private Investor Reserves Corp., a financial services firm, from May 2000 through 2004. Mr. Brown co-founded A.S. Partners.com, Inc., an internet application service provider, and served as its Chief Executive Officer from December 1998 to April 2000.

6. Executive Compensation.

      The compensation information in the below table relates to Ashlin (after its bankruptcy filing) and to AIM. Ashlin emerged from bankruptcy protection on April 29, 2005 as a different entity from the entity that existed prior to the bankruptcy filing, without any business operations and after having divested the business in which it had been engaged prior to its bankruptcy filing. Therefore, unless otherwise noted, the compensation information relating to Ashlin from the periods prior to its bankruptcy filing are not reflected below but may be obtained from the filings made by Ashlin (formerly known as Health & Nutrition Systems International, Inc.) under the Securities Exchange Act of 1934, as amended, available at the website maintained by the Securities and Exchange Commission.

      The following table shows for fiscal years ended December 31, 2004 and 2003, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the "Named Executive Officers").

o     Michael Gales, the Company's Executive Chairman;

o     Peter Rettaliata, the Company's Chief Executive Officer;

o     Dario Peragallo, the Company's Executive Vice President;

o Luis Peragallo, a former officer of AIM who is not employed by the Company;

o Jorge Peragallo, a former officer of AIM who is not employed by the Company; and

o James A. Brown, the chief executive officer of Ashlin from September 26, 2004 to the Closing Date.

      Luis Peragallo is the father of Jorge Peragallo and Dario Peragallo. Other than the Named Executive Officers, none of our executive officers earned more than $100,000 in salary and bonus for the 2004 or 2003 fiscal years. Unless otherwise indicated, we did not grant stock options or restricted stock to them during the periods indicated.

                           Summary Compensation Table

                                                                                                                    Long Term
                                                            Annual Compensation                                    Compensation

                                                      Fiscal                                  Other Annual       Securities Under
Name and Principal Position                            Year     Salary($)       Bonus($)     Compensation($)    Options Granted(#)
Michael Gales,                                         2004     $     --        $    --       $       --                 --
Executive Chairman of the Company
                                                       2003           --             --               --                 --

Peter Rettaliata,                                      2004      217,724             --               --                 --
Chief Executive Officer of the Company
                                                       2003      219,182             --               --                 --

Dario Peragallo,                                       2004      197,211             --               --                 --
Executive Vice President of the Company
                                                       2003      151,666             --               --                 --

Luis Peragallo,                                        2004      322,536             --               --                 --
Former officer of AIM
                                                       2003      255,375             --               --                 --

Jorge Peragallo,                                       2004      219,449             --               --                 --
Former officer of AIM
                                                       2003      230,301             --               --                 --

James A. Brown (1),                                    2004       27,817             --               --                 --
Former Chief Executive Officer of Ashlin
                                                       2003           --             --               --                 --

----------
(1) Prior to becoming Ashlin's chief executive officer, Mr. Brown received approximately $59,000 in consulting fees in 2004 in consideration for his services to Ashlin. As of August 13, 2003, Mr. Brown received 80,038 shares of Common Stock, valued at $10,000.

Incentive Plans

      Prior to January 28, 2005, the effective date of Ashlin's Plan of Reorganization, Ashlin had outstanding stock options under its 1998 Stock Option Plan. As of January 28, 2005, all of Ashlin's outstanding options were terminated pursuant to the Plan of Reorganization except options to purchase 40,018 shares of Common Stock held by Steven Pomerantz and options to purchase 4,002 shares of Common Stock held by Ted Alflen, both of whom served on the Board of Directors of Ashlin following its emergence from bankruptcy proceedings until the completion of the Merger.

                        Option Grants in Last Fiscal Year

      In 2004, we did not grant to any of the Named Executive Officers options to purchase shares of Common Stock.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

      During 2004, none of the Named Executive Officers exercised any options to purchase shares of Common Stock and, as of December 31, 2004, none of the Named Executive Officers held any options to purchase shares of Common Stock.

Employment Agreements

      The employment agreement of Michael A. Gales became effective as of the Closing Date and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Gales will receive a base salary at an annual rate of $250,000, which will increase a minimum of 5% per year if operating profits of the Company have increased by at least 5% over the preceding 12-month period. Mr. Gales will be entitled to an annual bonus to be determined by the Company's Board of Directors. If he is dismissed without cause, Mr. Gales would be entitled to receive salary and benefits for the period which is the greater of the remaining term of his employment agreement or one year. In addition, the Company granted to Mr. Gales, upon the execution of his employment agreement, options to purchase 1,250,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The first one-fifth of such options vested as of the Closing Date and the balance will vest in equal one-fifth increments (250,000 shares) on the first through fourth anniversaries of September 15, 2005. The exercise price of the options which vested as of the Closing Date is twenty-two cents ($0.22) per share. The exercise price of the remaining options will be equal to the average trading price of the Common Stock for a thirty-day period preceding the respective vesting date, but will in no event be less than twenty-two cents per share. Mr. Gales' employment agreement also contains restrictive covenants prohibiting Mr. Gales (i) from directly or indirectly competing with the Company, (ii) from soliciting any customer of the Company or AIM for any competitive purposes and (iii) from employing or retaining any employee of the Company or AIM or soliciting any such employee to become affiliated with any entity other than the Company or AIM during the twelve-month period commencing upon the termination of his agreement (the "Employee Restrictive Covenants").

      The employment agreement of Louis A. Giusto became effective as of the Closing Date, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Giusto will receive a base salary at an annual rate of $230,000 and such bonus compensation as the Board of Directors may determine. The terms of Mr. Giusto's employment agreement relating to annual increases in base salary and severance upon termination are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Giusto, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The vesting schedule and exercise price relating to Mr. Giusto's options are the same as those relating to Mr. Gales' options set forth above. Mr. Giusto's employment agreement also contains the Employee Restrictive Covenants.

      The employment agreement of Peter Rettaliata became effective as of the Closing Date, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Rettaliata will receive a base salary at an annual rate of $230,000 and such bonus compensation as the Board of Directors may determine. The terms of Mr. Rettaliata's employment agreement relating to annual increases in base salary and severance upon termination are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Rettaliata, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The first one-eighth of such options vested as of the Closing Date and the balance will vest in equal one-eighth increments (150,000 shares) on the first through seventh anniversaries of September 15, 2005. The exercise price of the shares which vested as of the Closing Date is twenty-two cents ($0.22) per share. The exercise price of the remaining options will be equal to the average trading price of the Common Stock for a thirty-day period preceding the respective vesting date, but will in no event be less than twenty-two cents per share. Mr. Rettaliata's employment agreement also contains the Employee Restrictive Covenants.

      The employment agreement of Dario Peragallo became effective as of the Closing Date, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Peragallo will receive a base salary at an annual rate of $230,000 and such bonus compensation as the Board of Directors may determine. The terms of Mr. Peragallo's employment agreement relating to annual increases in base salary and severance upon termination are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Peragallo, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The vesting schedule and exercise price relating to Mr. Peragallo's options are the same as those relating to Mr. Rettaliata's options set forth above. Mr. Peragallo's employment agreement also contains the Employee Restrictive Covenants.

      The Company has agreed with the Placement Agent that the employment agreements of the above-mentioned individuals will not be changed or amended without the prior consent of the Placement Agent during the two year period following the completion of the Offering and no further stock options will be granted to such individuals during such time period without the prior consent of the Placement Agent.

      Pursuant to its Plan of Reorganization, Ashlin had entered into an employment agreement with James A. Brown, its chairman and chief executive officer. As a result of the Merger, such employment agreement was terminated and Mr. Brown waived all of his rights under such employment agreement.

Director Compensation

      As a result of the Merger, the Company intends to adopt a new director compensation policy. The Company intends to provide compensation to each non-employee director of the Company as follows: $10,000 per year and $1,250 per Board meeting, and an additional 100,000 shares of Common Stock to each non-employee director for his agreement to serve on the Board. The Company intends to reimburse each director for expenses related to attending Board meetings. The Company intends to pay an additional $3,000 per year to each independent director serving as the chairman of the audit committee or the compensation committee of the Board.

7. Certain Relationships and Related Transactions.

      Transactions Relating to Ashlin:

      In connection with its Plan of Reorganization, in January 2005, Ashlin entered into an employment agreement with James A. Brown, Ashlin's Chief Executive Officer, and disposed of substantially all of its assets to an entity controlled by another former Chief Executive Officer of Ashlin. See "Description of Business - Ashlin Bankruptcy", above.

      Prior to becoming Ashlin's Chief Executive Officer, James A. Brown received approximately $59,000 in consulting fees in 2004 in consideration for his services to Ashlin. As of August 13, 2003, Mr. Brown received 80,003 shares of Common Stock, valued at $10,000.

      For more detailed information about Ashlin's related party transactions, reference is made to the section titled "Certain Relationships and Related Transactions" in Ashlin's Revised Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 20, 2005.

      Transactions Relating to Gales Industries:

      In August 2005, Mr. Stephen Nagler, one of the Company's directors, loaned $10,000 to Gales Industries. Acquaintances of Mr. Nagler loaned an additional $35,000 to Gales Industries in the same financing (the "$45,000 Financing"). In connection with the $45,000 Financing, Gales Industries issued to such investors 12% convertible bridge notes (the "$45,000 Bridge Notes") in the aggregate principal amount of $45,000. The $45,000 Bridge Notes were convertible into an aggregate of 204,545 shares of Common Stock, at the conversion price of $0.22 per share, but were repaid with a portion of the proceeds of the Offering. In connection with the $45,000 Bridge Notes, the Company also issued to the investors warrants ("$45,000 Bridge Warrants") to purchase the number of shares of Common Stock equal to the number of shares into which such $45,000 Bridge Notes can be converted, exercisable at $0.22 per share. The $45,000 Bridge Warrants allow for cashless exercise and have weighted-average anti-dilution protection with respect to the exercise price.

      Stephen Nagler is a partner of the law firm of Eaton & Van Winkle LLP, which is counsel to Gales Industries and has been counsel to the Company since the Closing Date. In October 2004, Gales Industries issued shares of its common stock to Eaton & Van Winkle LLP and to Mr. Nagler in amounts such that, upon cancellation of such shares in connection with the Merger, Eaton & Van Winkle was issued 150,000 shares of Common Stock and Mr. Nagler, in connection with his agreement to serve on the Company's Board, was issued 100,000 shares of Common Stock.

      Transactions Relating to AIM:

      Prior to the Merger, AIM leased manufacturing and office space from KPK Realty Corp. which, since October, 1974, has been owned 49% by Louis Peragallo, an officer, a director and the largest shareholder of AIM prior to the Merger. The annual rent for such lease was approximately $300,000 plus annual real estate taxes on the leased property. Between 1989 and 1990, AIM advanced $208,233 to KPK Realty Corp. In partial repayment of such advances from AIM, rent in the amount of $22,992 in 2003, $127,737 in 2004 and $11,496 in 2005 was
offset by KPK Realty Corp. from the amounts due under such lease. In addition, from 1990 to 2005, AIM was a guarantor of the mortgage (with a balance of approximately $677,000 as of September 30, 2005) on such leased property. This guaranty was terminated in connection with the Real Estate Acquisition.

      Prior to the Merger, AIM leased manufacturing space at an annual rental of approximately $82,800, plus annual real estate taxes on such property, from DPPR Realty Corp. which, since January, 2003 has been 100% owned by Peter Rettaliata and Dario Peragallo. Prior to the Merger, Messrs. Rettaliata and D. Peragallo owned an aggregate of 36.84% of AIM's outstanding capital stock. Messrs. Rettaliata and D. Peragallo were officers of AIM prior to the Merger and are officers and directors of the Company. From February 2003 to November 30, 2005, AIM was also a guarantor of the mortgage (with a balance of approximately $567,000 as of September 30, 2005) on such leased property. This guaranty was terminated in connection with the Real Estate Acquisition.

      In December, 2002, Peter Rettaliata and Dario Peragallo purchased from AIM for $257,058 an option to purchase DPPR Realty Corp. Subsequently, Mr. Rettaliata and D. Peragallo purchased DPPR Realty Corp. and each now owns 50% of DPPR Realty Corp.

      In June, 1995, an individual who held 49% of the outstanding capital stock of AIM sold such interest to Jorge Peragallo and Peter Rettaliata for cash and a $625,000 principal amount promissory note from each of Mr. J. Peragallo and Mr. Rettaliata ($1,250,000 in the aggregate). AIM guaranteed the repayment of these promissory notes, which aggregated $1,250,000 in principal amount. These promissory notes were repaid in full in June 2005.

      Peter Retttaliata, who was an officer of AIM prior to the Closing Date, advanced $5,000 to AIM during 2003 and $42,678 to AIM during 2004. Dario Peragallo, who was an officer of AIM prior to the Closing Date, advanced $5,000 to AIM during 2003 and $39,334 to AIM during 2004. Luis Peragallo, who was an officer of AIM prior to the Closing Date, advanced $5,000 to AIM during 2003 and $18,179 to AIM during 2004. Jorge Peragallo, who was an officer of AIM prior to the Closing Date, advanced $5,000 to AIM during 2003 and $38,344 to AIM during 2004. As of September 30, 2005, AIM had received an aggregate of $363,323 in loans from its officers and was obligated to repay such amount to its officers. Such amount was repaid in connection with the Acquisition. In October, 2005, AIM agreed to pay an aggregate of $225,000 to its officers to enable them to pay income taxes accrued while operating AIM as a Subchapter S corporation. Such amount was paid in connection with the Acquisition.

      Transactions Relating to the Acquisition and Other Related Transactions:

      On the Closing Date, Gales Industries consummated the acquisition (the "Acquisition") from Messrs. Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo (the "AIM Shareholders"), of all of the outstanding capital stock of AIM. Gales Industries had entered into a Stock Purchase Agreement with AIM and the AIM Shareholders ("Acquisition Agreement") as of July 25, 2005. The aggregate purchase price paid to the AIM Shareholders consisted of (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, payable over five years, of which $962,000 were in the form of a secured subordinated promissory note payable to Mr. Luis Peragallo and $665,262 were in the form of unsecured convertible promissory notes ($332,631 payable to Mr. Peter Rettaliata and $332,631 payable to Mr. Dario Peragallo), convertible into shares of Common Stock at a price of $0.40 per share, and (iii) 490,060 shares of newly issued Common Stock. The 490,060 shares of Common Stock issued to the AIM Shareholders were allocated as follows: 253,214 shares to Luis Peragallo, 118,423 shares to Peter Rettaliata and 118,423 shares to Dario Peragallo. The unsecured convertible promissory notes issued to Messrs. Rettaliata and D. Peragallo will automatically be converted into Common Stock if the shares into which such notes may be converted are registered under the Securities Act and such registration has become effective. In addition to paying the cash portion of the purchase price for the Acquisition, Gales Industries distributed approximately $690,000 to the AIM Shareholders in satisfaction of certain loans from them and to enable them to pay income taxes accrued while operating AIM as a Subchapter S corporation.

      The Acquisition Agreement provided that, upon completion of the Acquisition, Gales Industries would pay up to $300,000 of legal and accounting expenses incurred by the AIM Shareholders in connection with the Acquisition Agreement. AIM paid $300,000 for such expenses in connection with the closing of the Acquisition.

      As of the Closing Date, the Company entered into employment agreements with Messrs. Gales, Giusto, Rettaliata and D. Peragallo and issued stock options to them. See "Executive Compensation - Employment Agreements", above.

      As of the Closing Date, Acquisition Corp. completed the purchased from entities which are owned, in part, by affiliates of AIM (KPK Realty Corp. and DPPR Realty Corp.), for the aggregate purchase price $4,190,000, of the properties, described above, which were being leased by AIM prior to the Closing Date from such entities. The purchase price paid to KPK Realty Corp. was $2,690,000 and the purchase price paid to DPPR Realty Corp. was $1,500,000. Acquisition Corp. contemporaneously merged into AIM, with AIM being the surviving entity, so that AIM became the owner of such properties.

8. Description of Securities.

      As of August 24, 2005, our shareholders approved an amendment to our Articles of Incorporation which increased the number of our authorized shares of Common Stock, $.001 par value per share, from 30,000,000 to 150,000,000 shares, and authorized 10,000,000 shares of "blank check" preferred stock, $.001 par value per share. In connection with the Reverse Split, our total authorized Common Stock was reduced to 120,055,746 shares and our total authorized preferred stock was reduced to 8,003,716 shares.

Common Stock

      The Company has a total of 120,055,746 shares of Common Stock, $.001 par value authorized, of which approximately 14,469,797 shares were outstanding as of the Closing Date.

      The holders of Common Stock are entitled to receive dividends when and as declared by the Board out of funds legally available therefore. Upon dissolution of the Company, the holders of Common Stock are entitled to share, pro rata, in the Company's net assets after payment of or provision for all debts and liabilities of the Company, and after provision for any class of Preferred Stock or other senior security which may be issued by the Company. Each share of Common Stock is entitled to participate on a pro rata basis with each other share of such stock in dividends and other distributions declared on shares of Common Stock.

      The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and may not cumulate their votes for the election of directors. The holders of Common Stock do not have preemptive rights to subscribe for additional shares of any class that may be issued by the Company, and no share of Common Stock is entitled in any manner to any preference over any other share of such stock.

Preferred Stock

      The Company has authorized a total of 8,003,716 shares of "blank check" preferred stock, $.001 par value, of which 1,000 shares have been designated Series A Convertible Preferred Stock ("Preferred Stock").

      In accordance with the Company's Articles of Incorporation, the Board of Directors may, by resolution, issue additional preferred stock in one or more series at such time or times and for such consideration as the Board of Directors may determine. The Board of Directors is expressly authorized to provide for such designations, preferences, voting power (or no voting power), relative, participating, optional or other special rights and privileges as it determines.

      The Company has the power to issue additional preferred stock, or different classes or series of preferred stock ranking senior to or on parity with the Preferred Stock as to dividend rights or rights upon liquidation, winding up, or dissolution, only with the approval or consent of at least a majority of the then-outstanding shares of Preferred Stock.

      The Company may issue additional preferred stock to effect a business combination, to raise capital or for other reasons. In addition, additional preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

The Series A Convertible Preferred Stock

      The holders of Preferred Stock are entitled to receive payment-in-kind dividends (payable in shares of Preferred Stock), prior to and in preference to any declaration or payment of any dividend on the Common Stock, at the rate of 8% per annum. Dividends are cumulative and accrue if not paid. No dividends will accrue on shares of Preferred Stock which are issued as a dividend. If a registration statement for the resale by investors in the Offering of the Common Stock underlying the Preferred Stock is not filed within 45 days of the earlier of the termination or the final closing of the Offering or declared effective within six months of such earlier date, the dividend on the Preferred Stock will be paid in cash from the date of such default until the default is cured. Such dividends will be paid until the Preferred Stock is converted into shares of Common Stock. Fractional shares of Preferred Stock may be issued as a dividend on the Preferred Stock. Each share of Preferred Stock will have a stated value of $10,000 and such stated value will be the basis for calculating dividends on the Preferred Stock. For example, one share of Preferred Stock will accrue a dividend of .08 share of Preferred Stock per year or .02 share of Preferred Stock per quarter and, if dividends are due in cash, will accrue a dividend of $800 per year.

      Subject to adjustment, each share of Preferred Stock is convertible at the option of the holder at any time into 45,455 shares of Common Stock, at the conversion price of $0.22 per share. The Preferred Stock will be automatically converted into Common Stock, at the then applicable conversion rate, at such time as the shares of Common Stock underlying the Preferred Stock have been registered for resale under the Securities Act and the registration statement with respect to such shares has been declared effective. Any fractional share of Common Stock issuable upon conversion of any holder's Preferred Stock will be rounded up to a whole share of Common Stock.

      Without the approval of the holders of at least a majority of the outstanding Preferred Stock voting together as a single class on an as-if-converted to Common Stock basis, the Company will not take any action to
(i) alter, change or amend preferences, privileges or rights of the Preferred Stock, (ii) redeem shares of Preferred Stock or Common Stock, (iii) pay or declare any dividends (other than dividends on the Preferred Stock) or make any other distributions on the Company's capital stock, or (iv) authorize, create and/or issue capital stock with rights or privileges that are or superior to the Preferred Stock.

      The Preferred Stock has anti-dilution protection on a weighted-average basis in the event of future issuances of Common Stock (or securities convertible into Common Stock) at a price (or conversion price) below the price at which the Preferred Stock may be converted into Common Stock, which is $0.22 per share. No such anti-dilution adjustment will be made in the case of the issuance of (i) any shares or other securities in connection with any employee, management or director stock option or incentive plans; (ii) any shares or other securities in connection with any acquisition or merger transactions entered into by the Company or its subsidiaries; (iii) any shares or other securities to the Placement Agent; (iv) any shares of Common Stock issuable upon conversion of the Preferred Stock; and (v) any shares or other securities outstanding as of the Closing Date or to be outstanding upon conversion or exercise of such securities.

      The holders of the Preferred Stock do not have any voting rights on matters with respect to which the holders of the Common Stock may vote until six months after the earlier of the termination or the final closing of the Offering, except that the holders of Preferred Stock may vote as a class with respect to the protective provisions relating to the Preferred Stock, set forth in the second preceding paragraph. After such six-month period, the holders of the Preferred Stock will have voting rights as though their shares of Preferred Stock were converted into Common Stock. In addition, the holders of Preferred Stock will vote on an as-if-converted basis if the Company defaults in its obligation to timely file a registration statement with respect to the Common Stock into which the Preferred Stock is convertible and such default is continuing.

      The Company intends to promptly register for sale under the Securities Act all shares of Common Stock issuable upon conversion of the Preferred Stock and all shares of Preferred Stock which may be issued as dividends. In addition, the holders of Preferred Stock will have two "piggyback" registration rights with respect to the shares of Common Stock underlying the Preferred Stock, subject to standard underwriter cutbacks. The holder of the Preferred Stock may transfer to a transferee of Preferred Stock the registration rights with respect to the Preferred Stock. The registration rights of any holder of Preferred Stock will terminate at the earlier of (i) two years from the earlier of the termination or the final closing of the Offering, or (ii) the date as of which all shares of Common Stock underlying such holder's Preferred Stock can be sold in any three-month period without volume restriction in compliance with Rule 144 under the Securities Act. If a registration statement is not filed within 45 days of the earlier of the termination or the final closing of the Offering or declared effective within six months of such earlier date, the dividend on the Preferred Stock is required to be paid in cash from the date of such default until the default is cured.

      In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive, in preference to the holders of Common Stock, an amount equal to two times the stated value of the Preferred Stock, plus any dividends thereon ("Liquidation Payment"). Thereafter, the remaining assets of the Company will be distributed ratably to the holders of Common Stock. If the assets of the Company are insufficient to permit the full payment of the Liquidation Payment, then the assets will be distributed pro rata among the holders of the Preferred Stock.

9. Market Price of and Dividends on the Registrant's Common Equity and other Shareholder Matters.

      The Common Stock of the Company is quoted on the OTC Bulletin Board under the trading symbol "ASHN" ("ASHD" prior to the Reverse Split). Prior to the effectiveness of our Plan of Reorganization, our symbol was "HNNS". The prices set forth below reflect the quarterly high and low bid information for shares of our Common Stock during the last two fiscal years. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There were no trades of our securities on the OTCBB prior to October 4, 2000.

2005 Quarter Ended                             High                         Low

September 30, 2005                            $0.15                        $0.07
   June 30, 2005                               0.10                         0.06
  March 31, 2005                               0.18                         0.05

2004 Quarter Ended                             High                         Low

 December 31, 2004                            $0.07                        $0.01
September 30, 2004                             0.25                         0.06
   June 30, 2004                               0.75                         0.18
  March 31, 2004                               0.68                         0.13

2003 Quarter Ended                             High                         Low

 December 31, 2003                            $0.53                        $0.11
September 30, 2003                             0.60                         0.07
   June 30, 2003                               0.10                         0.04
  March 31, 2003                               0.05                         0.04

      As of November 29, 2005, there were approximately 78 holders of record of our Common Stock.

      Our Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

      Prior to June 29, 2000, we were not a reporting company and were not required to file quarterly, annual, and other reports with the SEC.

      We have not declared or paid any cash dividends on our Common Stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors. Prior to the Merger, AIM was a Subchapter S corporation and made distributions to its shareholders to enable them to pay income taxes on their allocable portion of the Company's income.

      Approximately 41,954,893 shares of Common Stock upon completion of the initial closing of the Offering, and approximately 48,487,123 shares of Common Stock in case the Maximum Offering is completed, are subject to issuance upon exercise or conversion of outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

      The following table provides information as of December 31, 2004 about our Common Stock that would have been issued upon the exercise of options under our 1998 Stock Option Plan for employees, officers, directors, and independent contractors. These obligations expired, unexercised, when the holders failed to exercise their options.

                                                                                                          (c)
                                                                              (b)                 Number of securities
                                                                       Weighted-average         remaining available for
                                                  (a)                   future issuance          future issuance under
                                        Number of securities to      under exercise price         equity compensation
                                        be issued upon exercise         of outstanding              plans (excluding
                                        of outstanding options,        options, warrants        securities reflected in
           Plan Category                  warrants and rights             and rights                  column (a))
---------------------------------       -----------------------      --------------------       -----------------------
    Equity compensation plans
 approved by security holders (1)               485,395                     $.54                        515,007
---------------------------------       -----------------------      --------------------       -----------------------
  Equity compensation plans not
 approved by security holders (2)
---------------------------------       -----------------------      --------------------       -----------------------
             Total (1)                          485,395                     $.54                        515,007
=================================       =======================      ====================       =======================

(1) All of the foregoing options, other than options exercisable for a total of 44,020 shares of our Common Stock which are vested in favor of Messrs. Alflen and Pomerantz, terminated on January 28, 2005, the effective date of our Plan of Reorganization. Therefore, as of January 28, 2005, approximately 956,000 shares of Common Stock were remaining available for future issuance under our 1998 Stock Option Plan.

(2) Our 1998 Stock Option Plan has been approved by our shareholders. In connection with the Merger, we adopted our 2005 Stock Incentive Plan, which has not yet been approved by our shareholders, and issued stock options to our new executive officers. See "Executive Compensation- Employment Agreements".

      Registration Rights

      Within six months after the Closing Date, the Company is planning to register for resale under the Securities Act approximately 46,339,955 shares of Common Stock (in case the Maximum Offering is completed) which will either be outstanding or be issuable upon conversion or exercise of preferred stock, convertible notes or warrants. The Company also intends to register on Form S-8 under the Securities Act an additional 10,000,000 shares of Common Stock, which are the shares available for issuance under the 2005 Stock Incentive Plan, combined with the 4,850,000 shares underlying the stock options granted by Gales Industries which have become options to purchase an equal number of shares of our Common Stock. Among the outstanding shares of Common Stock which do not carry registration rights, the shares of Common Stock held by the shareholders of Ashlin prior to the Merger will be eligible for resale pursuant to Rule 144 under the Securities Act.

10. Legal Proceedings.

      A legal action seeking $5,000,000 has been brought against AIM by an independent contractor for personal injury allegedly caused by a fall in AIM's premises. AIM has insurance coverage in the amount of $4,000,000. At a settlement mediation, the plaintiff made a demand of $2,000,000. The Company believes that any liability accruing to AIM in this case will not exceed the insurance coverage maintained by AIM for personal injury.

      Ashlin was involved in litigation with J.C. Herbert Bryant, III, a former officer, director and shareholders of Ashlin, and KMS-Thin Tab 100, Inc., which was settled in September 2002. As part of the settlement, we entered into a distribution agreement with Mr. Bryant, beginning on September 26, 2002 and ending on September 25, 2007, permitting Mr. Bryant to purchase certain products from us and to exclusively distribute those products in Florida from Orlando south. In October 2003, we terminated the distribution agreement with KMS based on KMS's breach of material terms of the agreement. On December 1, 2003, we filed suit against KMS-Thin Tab 100, Inc. in the Palm Beach County Circuit Court (Case No. 2003CA012757XXCDAN) for breach of contract, trademark infringement and for a declaration of rights that the distribution agreement is terminated and of no further force and effect. KMS answered the complaint and filed its own counterclaim for fraud in the inducement, trademark infringement, dilution and fraudulent misrepresentation; the fraud-based counterclaims were dismissed with prejudice by the Court on summary judgment. KMS subsequently amended its counterclaim to allege a breach of contract under the distribution agreement. In January 2005, the State Court in Florida ruled that neither party should prevail, and rejected a request for attorney's fees by KMS-Thin Tab 100 Inc., thus adjudicating the matter. KMS-Thin Tab 100 Inc. subsequently filed a notice of appeal.

      Subsequently, on July 29, 2005, the 4th District Court of Appeals granted the Company's motion to dismiss the appeal by KMS-Thin Tab 100 Inc. The Company is not aware of any other outstanding litigation.

11. Changes in and Disagreements With Accountants.

      Not Applicable.

12. Recent Sales of Unregistered Securities.

      Shares Issued By Gales Industries and In Connection With the Acquisition:

      As of October 28, 2004, immediately after its incorporation, Gales Industries issued 4,401,219 shares of its common stock to its founder and Executive Chairman and 3,404,538 shares of its common stock to its founder and Vice Chairman for nominal consideration. As of the same date, Gales Industries issued 100,000 shares of its common stock to each of the Company's non-employee directors in consideration for service on the Board through 2006. As of the same date, Gales Industries issued 150,000 shares of its common stock to a law firm and 100,000 shares of its common stock to another law firm in consideration for legal services. As of the same date, in consideration for services, Gales Industried issued in the name of a consultant 250,000 shares of its common stock, of which 75,000 shares were deemed to be delivered to the consultant as of the Closing Date. 175,000 of such 250,000 shares of common stock were issued in consideration of past consulting services to Gales Industries and the 75,000 additional shares of common stock were issued in partial consideration of M&A and related services to be provided to the Company during the one-year period following the completion of the Offering.

      Gales Industries entered into an Investment Banking/Advisory Agreement ("Atlas Agreement"), dated as of January 11, 2005, with Atlas Capital Services, LLC ("Atlas"). The Atlas Agreement provided that Atlas would receive newly issued shares equal to 4% of a publicly-held company introduced by Atlas to Gales Industries, provided that Gales Industries enters into a reverse merger transaction with such company. Immediately prior to the closing of the Merger, Gales Industries issued to various designees of Atlas an aggregate of 1,477,230 shares of its common stock in satisfaction of such obligation to Atlas.

      In connection with the Acquisition of AIM, Gales Industries issued $332,631 principal amount convertible note to each of Mr. Rettaliata and D. Peragallo. Each such convertible note is convertible into shares of Common Stock at the conversion price of $0.40 per share. Also, in connection with the Acquisition of AIM, Gales Industries issued shares of its common stock which, pursuant to the Merger, have become 253,214 shares of Common Stock in the name of Luis Peragallo, 118,423 shares of Common Stock in the name of Peter Rettaliata and 118,423 shares of Common Stock to Dario Peragallo. See "Certain Relationships and Related Transactions - Transactions Relating to the Acquisition and Other Related Transactions."

      In February 2005, Gales Industries, in consideration for an investment of $22,500, issued to the investor a convertible promissory note in the principal amount of $22,500 convertible at the price of $0.11 per share into shares of Common Stock. The holder of this note has given us notice to convert such note into shares of Common Stock. For no additional consideration, Gales Industries issued a warrant to the investor to purchase 409,091 shares of Common Stock at the per share exercise price equal to 50% of the per share conversion price of the convertible note issued to such investor.

      In August 2005, Gales Industries, in consideration for $45,000 in aggregate investment, issued to the investors convertible promissory notes in the aggregate principal amount of $45,000, convertible at the price of $0.22 per share of Common Stock. These notes have been repaid. For no additional consideration, Gales Industries issued to such investors warrants to purchase the number of shares of Common Stock equal to the number of shares into which the $45,000 Bridge Note can be converted (204,545), exercisable at $0.22 per share. See "Certain Relationships and Related Transactions - Transactions Relating to Gales Industries."

      In September 2005, Gales Industries received $105,000 in financing from investors (the "$105,000 Financing") and, in connection therewith, issued to such investors warrants to purchase an aggregate of 477,273 of shares of Common Stock at a price of $0.22 per share. The Placement Agent served as agent in the $105,000 Financing and received compensation upon the same terms as provided in the Offering.

      As of the Closing Date, Gales Industries issued to its officers stock options to purchase shares of common stock as follows: 1,250,000 options to Mr. Gales, and 1,200,000 options each to Mr. Giusto, Rettaliata and D. Peragallo. See "Executive Compensation - Employment Agreements."

      Shares Issued by the Company in Connection with the Merger and the
Offering:

      As of the Closing Date, pursuant to the Merger, the shareholders of Gales Industries were issued an aggregate of 10,645,817 shares of our Common Stock by the Company. In addition, 100,000 shares of Common Stock were issued by the Company as of the Closing Date to Mr. James A. Brown in consideration for his agreement to serve on the Board. As part of the Merger, the other non-employee directors of the Company also received 100,000 shares of Common Stock in exchange for their 100,000 shares of Gales Industries common stock.

      As of the Closing Date, in connection with the Offering and the Merger,
679.328 shares of Gales Industries Series A Convertible Preferred Stock were exchanged for the same number of shares of Preferred Stock of the Company. Each share of Preferred Stock is convertible into 45,455 shares of Common Stock.

      Such 679.328 shares of Preferred Stock (not including shares of Preferred Stock issuable as dividends) are convertible into an aggregate of 30,878,855 shares of our Common Stock. In connection with the Offering, the Placement Agent was issued the Placement Agent Warrants. See "Summary" above.

      The $22,500 convertible bridge note issued by Gales Industries in February 2005 has been converted by its holder and, in connection therewith, the Company will issue to the holder 204,545 shares of Common Stock plus the number of shares equal to 12% interest accrued on such note for approximately 10 months, divided by the $0.11 conversion price of such note.

      Shares Issued by Ashlin:

      On July 30, 2003, Ashlin issued to two Board members an aggregate of approximately 160,075 shares of Common Stock in return for services performed. The fair value of such shares of Common Stock was recorded as $24,000 in the aggregate.

      As of September 16, 2005, Ashlin issued approximately 80,038 shares of Common Stock to a consultant in return for consulting services.

      As of January 2005, as part of the Plan of Reorganization, Ashlin issued approximately 240,112 shares of Common Stock to James Brown (Ashlin's chairman and chief executive officer) upon Ashlin's emergence from bankruptcy protection. The fair value of such shares was recorded as $12,000 in the aggregate. In March 2005, the Company issued approximately 256,119 shares of Common Stock to Mr. Brown. The fair value of such 256,119 shares was determined to be $32,000 in the aggregate. On August 13, 2003, Ashlin issued approximately 80,038 shares of Common Stock to Mr. Brown in consideration of his services as a director of Ashlin.

      In March 2005, Ashlin issued approximately 80,038 shares of Common Stock to Global Business Resources, Inc., a Fort Lauderdale based consulting firm, as partial compensation for services to Ashlin.

      During each of the years ended December 31, 2004 and 2003, options to purchase approximately 40,019 shares of Common Stock were granted to the chief executive officer of Ashlin.

      Other than such sales of shares and the securities issued in connection with the Merger and the Offering described above, during the past three years, Gales Industries and Ashlin did not sell any securities which were not registered under the Securities Act. We believe that the issuances in connection with such sales, the Merger and the Offering were exempt from registration under
Section 4(2) of the Securities Act.

13. Indemnification of Directors and Officers.

      Our certificate of incorporation and by-laws provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity.

      We may enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation and by-laws. These agreements, among other things, would indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we have received a commitment for insurance providing indemnification for our directors and officers for certain liabilities and believe that the effective date of such insurance will be retroactive to the closing of the Merger. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

      Insofar as indemnification for liabilities arising under the Securities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) The financial statements of AIM, for the periods and the dates indicated, are filed with this report. AIM's statement of operations for the fiscal years ended December 31, 2004 and 2003 and its balance sheet data as of December 31, 2004 and December 31, 2003 are set forth below . Also filed with this report are (i) AIM's balance sheet as of September 30, 2005 and statements of operations and cash flows for the nine month periods ended September 30, 2005 and 2004, and (ii) pro forma consolidated balance sheet of the Company, as of September 30, 2005 and the pro forma consolidated statements of operations for the nine months ended September 30, 2005 and the year end December 31, 2004, as if the business combination had occurred on January 1, 2004.

      (c) Exhibits

      The Company hereby agrees to provide to the Commission upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Nos.
------------

2.1 Debtor's Amended Plan of Reorganization (incorporated by reference to Exhibit 2.1 of Registrant's Form 8-K, filed January 14, 2005, Commission File Number 000-29245).

2.2 Merger Agreement, dated as of November 14, 2005, among Gales Industries Incorporated, two of its stockholders, Gales Industries Merger Sub, Inc., and Ashlin Development Corporation (incorporated herein by reference to Exhibit 10.1 of Registrant's Form 8-K report filed November 21, 2005).

3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Form 8-K report, filed November 28, 2005).

3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form 10-SB, filed on January 31, 2000; Commission File Number 000-29245).

3.3 Amendment to the Restated By-Laws of the Registrant dated September 25, 2000 (incorporated by reference to Exhibit 3.3 of the Registrant's annual report on Form 10-KSB, filed on April 16, 2000; Commission File Number 000-29245).

3.4 Amendment to the Restated By-Laws of the Registrant dated November 10, 2000 (incorporated by reference to Exhibit 3.4 of the Registrant's annual report on Form 10-KSB, filed on April 16, 2000; Commission File Number 000-29245).

Exhibit Nos.
------------

4.1 Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to Peter Rettaliata.

4.2 Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to Dario Peragallo.

4.3 Form of Warrant to be issued by the Registrant to GunnAllen Financial, Inc. after completion of the Offering.

4.4               [Intentionally left blank.]

4.5 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $45,000 Bridge Financing in or about August 2005.

4.6 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $105,000 Bridge Financing in or about September, 2005.

10.1 Asset Purchase Agreement between the Registrant and TeeZee, Inc. dated October 15, 2004 (incorporated by reference to
                  Exhibit 2 to Exhibit 2.1 of the Registrant's Report of Form 8-K, filed on January 14, 2005; Commission File Number 000-29245).

10.2 Stock Purchase Agreement, dated as of July 25, 2005, by and among Gales Industries Incorporated, Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo.

10.3 Secured Subordinated Promissory Note, dated November 30, 2005, in the amount of $962,000, from Gales Industries Incorporated (and assumed by the Registrant) to Luis Peragallo.

10.4 Security Agreement, dated as of November 30, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Luis Peragallo.

10.5 Contract of Sale, dated as of November 7, 2005, by and between DPPR Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1480 North Clinton Avenue, Bay Shore, NY.

10.6 Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY.

10.7 Employment Agreement, dated as of September 26, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Michael A. Gales.

10.8 Employment Agreement, dated as of September 26, 2005, by and between Louis A. Giusto and Gales Industries Incorporated (and assumed by the Registrant).

10.9 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Peter D. Rettaliata.

10.10 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Dario Peragallo.

10.11             [Intentionally left blank.]

10.12             [Intentionally left blank.]

10.13 Registrant's 1998 Stock Option Plan (incorporated by reference to Exhibit 10.18 of the Registrant's annual report on Form 10-KSB, filed April 12, 2002; Commission File Number 000-29245)

Exhibit Nos.
------------

10.14             2005 Stock Incentive Plan of Gales Industries Incorporated.

10.15 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Michael A. Gales.

10.16 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Louis A. Giusto.

10.17 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Peter Rettaliata.

10.18 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Dario Peragallo.

10.19 Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent.

10.20 Mortgage and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp. and PNC Bank.

10.21 Long Term Agreement, dated as of August 18, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation.

10.22 Long Term Agreement, dated as of September 7, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation.

21.1              List of Subsidiaries.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2005

                                        ASHLIN DEVELOPMENT CORPORATION


                                        By: /s/ Michael A. Gales
                                            ------------------------------------
                                            Michael A. Gales, Executive Chairman

                      AIR INDUSTRIES MACHINING CORPORATION

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                      AIR INDUSTRIES MACHINING CORPORATION

                                Table of Contents

                                December 31, 2004

                                                                           PAGES

Auditors' Report                                                             1

Comparative Balance Sheets                                                  2-3

Comparative Statements of Income and Retained Earnings                       4

Comparative Statements of Cash Flows                                        5-6

Notes to Financial Statements                                               7-11

Supplementary Information:

Comparative Schedules of Expenses                                          12-13

                          Independent Auditors' Report

To the Board of Directors and Stockholders of Air Industries Machining Corporation

      We have audited the accompanying Comparative Balance Sheets of Air Industries Machining Corporation as of December 31, 2004 and December 31, 2003, and the related Statements of Income and Retained Earnings and Cash Flows for each of the years then ended. These financial statements are the responsibility of the Air Industries Machining Corporation management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Industries Machining Corporation as of December 31, 2004 and December 31, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying comparative schedules of manufacturing overhead, selling, general and administrative expenses, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on it.

                                                    Respectfully submitted,


                                                    BILDNER & GIANNASCO, LLP
                                                    Certified Public Accountants

Jericho, New York
February 21, 2005

              AIR INDUSTRIES MACHINING CORPORATION

                   Comparative Balance Sheets

                                                     DECEMBER 31,   DECEMBER 31,
                               ASSETS                    2004           2003
                                                     ------------   ------------
CURRENT ASSETS
   Cash and Cash Equivalents - See Contra            $    10,308    $        --
   Accounts Receivable                                 2,643,536      1,200,806
   Inventory                                          11,108,456      9,873,378
   Advanced Rental                                            --         26,917
   Prepaid Expenses                                      132,268        183,475
   Other Current Assets                                    4,979         29,913
   Miscellaneous Receivable                               31,278         31,278
   Deposits                                               37,160             --
   Advances to Affiliates                                 11,496         22,992
                                                     -----------    -----------

TOTAL CURRENT ASSETS                                 $13,979,481    $11,368,759
                                                     -----------    -----------

PROPERTY, PLANT AND EQUIPMENT
   Machinery and Equipment                           $ 7,987,665    $ 7,639,875
   Tools and Instruments                                  29,803         29,803
   Leasehold Improvements                                489,328        418,431
   Automotive Equipment                                  290,083        284,205
   Furniture and Fixtures                                700,801        647,666
                                                     -----------    -----------
                                                     $ 9,497,680    $ 9,019,980
   Less: Accumulated Depreciation                      8,002,260      7,578,836
                                                     -----------    -----------

PROPERTY, PLANT AND EQUIPMENT - NET                  $ 1,495,420    $ 1,441,144
                                                     -----------    -----------

DEFERRED CHARGES AND OTHER ASSETS
   Security Deposits                                 $    25,122    $    25,122
   Cash Value Officer's Life                             263,636        211,927
   Unamortized Finance Costs                              63,843         97,336
   Organization Expenses                                     500            500
   Advances to Affiliates                                     --        116,241
                                                     -----------    -----------

TOTAL DEFERRED CHARGES AND OTHER ASSETS              $   353,101    $   451,126
                                                     -----------    -----------

TOTAL ASSETS                                         $15,828,002    $13,261,029
                                                     ===========    ===========

       The accompanying audit report and notes are an integral
                      part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                           Comparative Balance Sheets

            LIABILITIES AND                       DECEMBER 31,     DECEMBER 31,
         STOCKHOLDERS' EQUITY                         2004             2003
                                                  ------------     ------------
CURRENT LIABILITIES
   Cash Overdraft                                 $         --     $    227,094
   Accounts Payable                                  3,851,264        2,814,860
   Advance Payment - Customer                        1,354,266          771,616
   Notes Payable - Equipment                           309,054          206,464
   Leases Payable - Equipment                           75,889          118,916
   Notes Payable - Insurance                           109,581           93,842
   Accrued Operating Expenses                          390,270          207,168
                                                  ------------     ------------

TOTAL CURRENT LIABILITIES                         $  6,090,324     $  4,439,960
                                                  ------------     ------------

LONG-TERM LIABILITIES
   Notes Payable - Officer                        $    271,381     $    132,846
   Notes Payable - Banks                             5,280,000        4,900,000
   Notes Payable - Equipment                           318,817          348,052
   Leases Payable - Equipment                           15,536           69,116

TOTAL LONG-TERM LIABILITIES                       $  5,885,734     $  5,450,014
                                                  ------------     ------------

TOTAL LIABILITIES                                 $ 11,976,058     $  9,889,974
                                                  ------------     ------------

STOCKHOLDERS' EQUITY
   Capital Stock - 200 Shares Authorized
    No Par Value, 95 Shares Issued                $     32,223     $     32,223
   Additional Paid-In Capital                          172,628          172,628
   Retained Earnings (Deficit)                       3,743,093        3,262,204
   Treasury Stock                                      (96,000)         (96,000)
                                                  ------------     ------------

TOTAL STOCKHOLDERS' EQUITY                        $  3,851,944     $  3,371,055
                                                  ------------     ------------

COMMITMENTS AND CONTINGENCIES

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $ 15,828,002     $ 13,261,029
                                                  ============     ============

       The accompanying audit report and notes are an integral
                      part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

             Comparative Statements of Income and Retained Earnings

                                                       FOR THE YEAR ENDED
                                                  DECEMBER 31,     DECEMBER 31,
                                                      2004             2003
                                                  ------------     ------------

NET INCOME FROM SALES                             $ 24,818,333     $ 22,334,926
                                                  ------------     ------------

COST OF GOODS SOLD
   Inventory, Beginning                           $  9,873,378     $  8,732,250
   Purchases                                         3,882,760        3,158,067
   Sub-Contracting                                   3,767,089        3,255,278
   Finishing                                         2,531,021        2,351,400
   Hardware                                          1,908,026        1,824,376
   Direct Labor                                      2,280,036        2,150,533
   Overhead                                          8,501,899        8,141,660
                                                  ------------     ------------
                                                  $ 32,744,209     $ 29,613,564
   Less: Inventory, Ending                          11,108,456        9,873,378
                                                  ------------     ------------

COST OF GOODS SOLD                                $ 21,635,753     $ 19,740,186
                                                  ------------     ------------

GROSS PROFIT                                      $  3,182,580     $  2,594,740

OTHER INCOME                                             2,573              100
                                                  ------------     ------------

TOTAL INCOME                                      $  3,185,153     $  2,594,840
                                                  ------------     ------------

EXPENSES
   Selling                                        $    321,727     $    309,479
   General and Administrative                        1,390,475        1,281,875
   Interest and Amortization                           517,511          354,466
   Franchise Tax                                           669              100
                                                  ------------     ------------

TOTAL EXPENSES                                    $  2,230,382     $  1,945,920
                                                  ------------     ------------

NET INCOME FOR YEAR                               $    954,771     $    648,920

RETAINED EARNINGS, BEGINNING OF YEAR                 3,262,204        2,889,919

Deduct: Distribution to Shareholders                  (473,882)        (276,635)
                                                  ------------     ------------

RETAINED EARNINGS, END OF YEAR                    $  3,743,093     $  3,262,204
                                                  ============     ============


             The accompanying audit report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                      Comparative Statements of Cash Flows

                                                             FOR THE YEAR ENDED
                                                        DECEMBER 31,    DECEMBER 31,
                                                            2004            2003
                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income for Year                                  $   954,771     $   648,920
   Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:
    Depreciation and Amortization                           474,917         520,239
   Changes in Assets and Liabilities:
   (Increase) Decrease In -
    Accounts Receivable                                  (1,442,730)         59,922
    Inventory                                            (1,235,078)     (1,141,128)
    Advanced Rental                                          26,917         (26,917)
    Prepaid Expenses                                         51,207          87,021
    Other Current Assets                                     24,934          29,304
    Lease Assignment Receivable                                  --         257,058
    Miscellaneous Receivable                                     --          (5,487)
    Deposits                                                (37,160)             --
    Cash Value Officer's Life                               (51,709)        (75,807)
   Increase (Decrease) In -
    Accounts Payable                                      1,036,404         508,263
    Advanced Payment - Customer                             582,650          79,722
    Accrued Operating Costs                                 183,102         (39,428)
                                                        -----------     -----------

NET CASH PROVIDED BY
   OPERATING ACTIVITIES (Forward)                       $   568,225     $   901,682
                                                        -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of Equipment                                $  (477,700)    $  (139,652)
                                                        -----------     -----------

NET CASH FLOWS FROM INVESTING ACTIVITIES (Forward)      $  (477,700)    $  (139,652)
                                                        -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase (Decrease) in Bank Debt                    $   380,000     $  (500,000)
    (Increase) in Deposits                                       --          (5,400)
    Increase (Decrease) in Notes Payable Equipment           73,355        (177,335)
    (Decrease) in Lease Payable Equipment                   (96,607)       (161,195)
    Increase (Decrease) in Notes Payable - Insurance         15,739         (96,351)
    Decrease in Advances to Affiliates                      127,737          22,992
    Increase in Notes Payable - Officer                     138,535           7,439
    Additional Finance Cost Incurred                        (18,000)       (109,581)
    Distribution to Shareholders                           (473,882)       (276,635)
                                                        -----------     -----------

CASH FLOWS PROVIDED (USED) BY
   FINANCING ACTIVITIES (Forward)                       $   146,877     $(1,296,066)
                                                        -----------     -----------

       The accompanying audit report and notes are an integral
                      part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                      Comparative Statements of Cash Flows
                                    Continued

                                                             FOR THE YEAR ENDED
                                                        DECEMBER 31,    DECEMBER 31,
                                                            2004            2003
                                                        ------------    ------------
NET CASH PROVIDED BY
   OPERATING ACTIVITIES (Forward)                       $   568,225     $   901,682
                                                        -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES (Forward)          $  (477,700)    $  (139,652)
                                                        -----------     -----------

NET CASH PROVIDED (USED) BY
   FINANCING ACTIVITIES  (Forward)                      $   146,877     $(1,296,066)
                                                        -----------     -----------

NET INCREASE (DECREASE) IN
   CASH AND CASH EQUIVALENTS                            $   237,402     $  (534,036)

CASH AND CASH EQUIVALENTS,
   (OVERDRAFT) BEGINNING OF YEAR                           (227,094)        306,942
                                                        -----------     -----------

CASH AND CASH EQUIVALENTS (OVERDRAFT),
   END OF YEAR                                          $    10,308     $  (227,094)
                                                        ===========     ===========

Supplemental Disclosure of Cash Flow Information:

   Interest Paid                                        $   468,081     $   331,128
                                                        -----------     -----------

   Income Taxes Paid                                    $       669     $       100
                                                        -----------     -----------

             The accompanying audit report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                          Notes to Financial Statements
                                December 31, 2004

1- SIGNIFICANT ACCOUNTING POLICIES

      Background of Company

            The Company was incorporated in the State of New York and maintains its principal place of business in Bay Shore, New York. The Corporation is primarily engaged in machining parts for the aerospace industry. Its customer base is primarily publicly traded companies.

      Cash Equivalents

            Cash equivalents include all highly liquid debt instruments with an original maturity of three months or less. Cash equivalents consist primarily of money market accounts.

      Accounts Receivable

            Management has elected to record bad debts using the direct write-off method. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. However, the effect of the use of the direct write-off method is not materially different from the results that would have been obtained had the allowance method been followed. Additionally, the major customers of the Company are publicly traded companies of substantial size and sizeable net worth.

      Inventories

            Inventories used in determining Cost of Goods Sold are stated at the lower of cost or market.

      Plant, Property and Equipment

            Fixed assets are carried at cost. Major additions and betterments are charged to the property accounts while maintenance and repairs are charged against income in the year incurred. Assets retired, or otherwise disposed of, are eliminated from the property accounts and the related amounts of depreciation are eliminated from the accumulated depreciation accounts. Gains or losses from dispositions are included in income.

      Depreciation

            Depreciation is provided for in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives using the straight-line and declining balance methods.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Finance Costs

            Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

      Tax Status

            The Company, with the consent of its stockholders, elected under the Internal Revenue Code and New York State law to be taxed as an "S" corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the company's net income. Accordingly, no provision or liability for federal income taxes has been made in the accompanying financial statements.

2- INVENTORIES

            At December 31, 2004, inventories consisted of the following:

                  Raw Materials                                      $   760,613
                  Work in Progress                                     6,993,962
                  Finished Goods                                       2,164,629
                  Assembly                                               190,363
                  Hardware                                               998,889
                                                                     -----------

                                                                     $11,108,456
                                                                     ===========

3- RELATED PARTY TRANSACTIONS

            The following transactions occurred between the Company and certain related parties.

            The Company presently leases manufacturing and office space from KPK Realty Corp. (see Note 8), in which 49% ownership rests with a major stockholder of the Company. The total monies advanced KPK Realty Corp. amounted to $208,233. The Company is being repaid in the form of a rent offset in the amount of $22,992 per year. See Note 8 for details concerning the ownership of KPK Realty Corp. and the guaranty by the Corporation of a debt between the present minority shareholders and the former majority shareholder of the Corporation.

            Additionally, the Company leases manufacturing space from DPPR Realty Corp. (see Note 8), which is 100% owned by two of the shareholders of the Corporation who in the aggregate own 36.84% of the Company.

4- NOTES PAYABLE - BANKS

            The Company has negotiated a credit facility dated August of 2003 with a major lending institution. The facility is secured by a first priority interest in all accounts receivable, inventory and equipment presently owned or hereafter acquired by the Company. The indebtedness bears interest at the rate of 1/2 percent above the prime rate of interest or a libor margin of 3%.

            The terms of the facility require, among other things, the Company to maintain certain financial ratios and levels of working capital, which are set forth below: These financial ratios and levels of working capital have been amended as of 5/14/04.

                                 Minimum Tangible Net Worth

                  Closing Date -
                  12/31/03 - 12/30/04                                 $3,250,000
                  12/31/04 - 12/30/05                                  3,400,000
                  12/31/05 - Termination Date                          3,800,000

                                      Maximum Leverage

                  Closing Date -
                  12/31/03 - 12/30/04                                     3.00:1
                  12/31/04 - 12/30/05                                     2.80:1
                  12/31/05 - Termination Date                             2.50:1

                                      Working Capital

                  Closing Date - Termination Date                     $  900,000

            For the purpose of calculating the ratios, Prepaid Expenses are considered to be a non-current asset and advances to KPK Realty Corp. are considered to be an intangible asset. Notes Payable to Bank are deemed to be current liabilities.

            Tangible Net Worth, as defined in the loan agreement, amounted to $4,047,486. The covenant for minimum Tangible Net Worth calls for $3,400,000.

            Working Capital, as defined in the loan agreement, amounted to $2,574,974. The covenant for Working Capital calls for a minimum of $900,000.

            The maximum leverage ratio, as defined in the loan agreement is
            2.80. As of the Balance Sheet date, the maximum leverage ratio amounted 2.89.

            The loans are guaranteed jointly and severally by the principals of the Company, as well as the affiliated companies KPK Realty Corporation and DPPR Realty Corp.

            Except as amended, all other terms and conditions of the agreement remained unchanged and continue in full force and effect.

            As of the Balance Sheet date the Company is in violation of certain financial covenants that had been negotiated with the lending institution, specifically, the minimum leverage ratio requirement. The Company has requested a waiver of this covenant from the lending institution and in fact has been granted such a waiver.

5- NOTES PAYABLE-OFFICER

            Notes Payable-Officer in the amount of $271,381 has been subordinated in favor of the lending institution.

6- NOTES PAYABLE-EQUIPMENT

            The Company has financed the purchase of various equipment which is secured by the related equipment. As of the Balance Sheet date, the balance was $627,871, of which $309,053 is reflected as current.

            Payments covering the remaining years are as follows:

                  2005                                                $  309,053
                  2006                                                   195,098
                  2007                                                    99,734
                  2008                                                    23,985

7- LEASE PAYABLE-EQUIPMENT

            The Company has entered into various capital lease agreements consisting of various types of manufacturing equipment, including computer equipment. Payments covering the remaining years are as follows:

                  2005                                                $   75,889
                  2006                                                    15,536

8- COMMITMENTS AND CONTINGENCIES

            The Company presently leases manufacturing and office facilities under a lease expiring June 30, 2005, at an annual rental of $300,000, plus annual real estate tax payable by the lessee.

            This lease is between the Company and KPK Realty Corp., a corporation in which 49% is owned by the majority stockholder of the Company. Additionally, the Company is a guarantor of the mortgage on the leased premises. The present balance of that mortgage is approximately $736,000.

            The Company also leases manufacturing facilities pursuant to a lease expiring in 2014 at an annual rental of $82,800, plus annual real estate tax payable by the lessee. This lease is between the Company and DPPR Realty Corporation, a corporation owned by the stockholders of the Corporation. Additionally, the Company is a guarantor of the mortgage on the leased premises. The present balance of that mortgage is approximately $587,786.

            Additionally, the Company is a guarantor on an obligation to a former shareholder that had a 49% equity position in the Corporation. The former shareholder sold his stock and the amount still owing on the original obligation of $1,250,000 to the former shareholder by the current shareholders is presently $81,828.

            A legal action has been brought against the Company for personal injury sustained by an independent contractor caused by a fall on the premises of the Company in the amount of $5,000,000. This action is scheduled for trial in June of 2005. The Company has insurance coverage in the amount of $4,000,000. At a settlement mediation, plaintiff made a demand of $2,000,000. In the opinion of counsel representing the Company the full value of the case would be well within the insurance coverage maintained by the Company.

                            SUPPLEMENTARY INFORMATON

                      AIR INDUSTRIES MACHINING CORPORATION

                        Comparative Schedules of Expenses

                                                         FOR THE YEAR ENDED
                                                     DECEMBER 31,   DECEMBER 31,
                                                         2004           2003
                                                     ------------   ------------

MANUFACTURING OVERHEAD
   Material, Tools and Supplies                       $  759,319     $  760,416
   Equipment Rental                                       33,729        133,448
   Premium Pay                                           306,196        286,889
   Sick Pay/Vacation Pay                                 131,153        132,988
   Holiday Pay                                            50,744         57,307
   Rent                                                  456,917        440,861
   Light and Power                                       278,254        261,586
   Factory Maintenance                                   313,005        290,725
   Depreciation and Amortization                         349,114        427,261
   Employee Benefits                                     169,708        173,330
   Payroll Taxes                                         552,969        508,429
   Insurance                                             239,018        265,299
   Group Insurance                                     1,144,381      1,004,279
   Indirect Payroll                                    3,717,392      3,398,842
                                                      ----------     ----------

TOTAL MANUFACTURING OVERHEAD                          $8,501,899     $8,141,660
                                                      ==========     ==========

SELLING EXPENSES
   Field Engineer                                     $   13,643     $   16,494
   Shipping Supplies                                     107,507        106,930
   Meetings and Conferences                               20,628         19,407
   Automotive Expenses                                    52,983         49,255
   Freight Out                                           108,187        103,440
   Depreciation - Automotive Equipment                    18,779         13,953
                                                      ----------     ----------

TOTAL SELLING EXPENSES                                $  321,727     $  309,479
                                                      ==========     ==========

             The accompanying audit report and notes are an integral
                            part of these statements.

                     AIR INDUSTRIES MACHINING CORPORATION

                      Comparative Schedules of Expenses



                                                         FOR THE YEAR ENDED
                                                     DECEMBER 31,   DECEMBER 31,
                                                         2004           2003
                                                     ------------   ------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Officers' Salaries                                 $  499,675     $  467,358
   Office Salaries                                       256,846        228,634
   Rent                                                   74,382         71,768
   Telephone                                              52,487         73,743
   Light and Power                                        45,297         53,486
   Payroll Taxes                                          40,917         37,011
   Employee Benefits                                       7,800          8,996
   Professional Fees                                     173,369        149,785
   Office Expenses                                        34,412         34,429
   Depreciation - Furniture and Fixtures                  55,531         66,843
   Sundry                                                  9,524          9,259
   Premiums - Officers' Life Insurance                    26,621         13,650
   Donations                                               3,200            360
   Payroll Processing & Computer Costs                   110,414         66,553
                                                      ----------     ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES               $1,390,475     $1,281,875
                                                      ==========     ==========

             The accompanying audit report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2005

                      AIR INDUSTRIES MACHINING CORPORATION

                                Table of Contents

                               September 30, 2005

                                                                           PAGES

Accountants' Report                                                          1

Comparative Balance Sheets                                                  2-3

Comparative Statements of Income and Retained Earnings                       4

Comparative Statements of Cash Flows                                        5-6

Notes to Financial Statements                                               7-11

Supplementary Information:

Comparative Schedules of Expenses                                          12-13

                         Independent Accountants' Report

To the Board of Directors and Stockholders of Air Industries Machining Corporation

      We have reviewed the unaudited comparative Balance Sheets of Air Industries Machining Corporation at September 30, 2005 and September 30, 2004, the related unaudited Statements of Income and Retained Earnings and Cash Flows for the nine months ended September 30, 2005 and September 30, 2004. This financial information is the responsibility of the company's management.

      We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our review, we are not aware of any material modifications that should be made to the accompanying financial information for it to be in conformity with generally accepted accounting principles in the United States.

      Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles in the United States. The supplementary information included in the accompanying comparative schedules of manufacturing overhead, selling, general and administrative expenses, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, but were compiled from information that is the representation of management, without audit or review. Accordingly, we do not express an opinion or any other form of assurance on the supplementary information.

                                                    Respectfully submitted,


                                                    BILDNER & GIANNASCO, LLP
                                                    Certified Public Accountants

Jericho, New York
November 21, 2005

                      AIR INDUSTRIES MACHINING CORPORATION

                           Comparative Balance Sheets

                                                    SEPTEMBER 30,  SEPTEMBER 30,
                               ASSETS                   2005           2004
                                                    -------------  -------------
CURRENT ASSETS
   Cash and Cash Equivalents                         $   238,727    $   196,651
   Accounts Receivable                                 2,269,778      1,839,605
   Inventory                                          12,034,369      9,940,195
   Prepaid Expenses                                       76,709         75,204
   Other Current Assets                                    4,864         48,120
   Advances to Affiliates                                     --         22,993
                                                     -----------    -----------

TOTAL CURRENT ASSETS                                 $14,624,447    $12,122,768
                                                     -----------    -----------

PROPERTY, PLANT AND EQUIPMENT
   Machinery and Equipment                           $ 8,541,083    $ 7,984,165
   Tools and Instruments                                  29,803         29,803
   Leasehold Improvements                                505,171        489,328
   Automotive Equipment                                  290,083        289,558
   Furniture and Fixtures                                872,112        699,662
                                                     -----------    -----------
                                                     $10,238,252    $ 9,492,516
Less: Accumulated Depreciation                         8,319,631      7,959,880
                                                     -----------    -----------

PROPERTY, PLANT AND EQUIPMENT - NET                  $ 1,918,621    $ 1,532,636
                                                     -----------    -----------

DEFERRED CHARGES AND OTHER ASSETS
   Security Deposits                                 $    41,122    $    25,122
   Cash Value Officer's Life                              52,334        211,927
   Unamortized Finance Costs                              33,483         68,465
   Organization Expenses                                     500            500
   Advances to Affiliates                                     --         98,995
                                                     -----------    -----------

TOTAL DEFERRED CHARGES AND OTHER ASSETS              $   127,439    $   405,009
                                                     -----------    -----------

TOTAL ASSETS                                         $16,670,507    $14,060,413
                                                     ===========    ===========

            The accompanying review report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                           Comparative Balance Sheets

           LIABILITIES AND                        SEPTEMBER 30,    SEPTEMBER 30,
        STOCKHOLDERS' EQUITY                          2005             2004
                                                  ------------     ------------

CURRENT LIABILITIES
   Accounts Payable                               $  4,137,723     $  3,142,994
   Advance Payment - Customer                          667,772          554,420
   Notes Payable - Equipment                            67,116          303,792
   Leases Payable - Equipment                          346,184           76,697
   Notes Payable - Insurance                            31,567           32,368
   Accrued Operating Expenses                          554,056          288,837
                                                  ------------     ------------

TOTAL CURRENT LIABILITIES                         $  5,804,418     $  4,399,108
                                                  ------------     ------------

LONG-TERM LIABILITIES
   Notes Payable - Officer                        $    363,323     $    191,308
   Notes Payable - Banks                             5,180,000        5,180,000
   Notes Payable - Equipment                             9,845          398,267
   Leases Payable - Equipment                          902,233           35,172
                                                  ------------     ------------

TOTAL LONG-TERM LIABILITIES                       $  6,455,401     $  5,804,747
                                                  ------------     ------------

TOTAL LIABILITIES                                 $ 12,259,819     $ 10,203,855
                                                  ------------     ------------

STOCKHOLDERS' EQUITY
   Capital Stock - 200 Shares Authorized
    No Par Value, 95 Shares Issued                $     32,223     $     32,223
   Additional Paid-In Capital                          172,628          172,628
   Retained Earnings                                 4,301,837        3,747,707
   Treasury Stock                                      (96,000)         (96,000)
                                                  ------------     ------------

TOTAL STOCKHOLDERS' EQUITY                        $  4,410,688     $  3,856,558
                                                  ------------     ------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $ 16,670,507     $ 14,060,413
                                                  ============     ============

            The accompanying review report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

             Comparative Statements of Income and Retained Earnings

                                                        NINE MONTHS ENDED
                                                  SEPTEMBER 30,    SEPTEMBER 30,
                                                      2005             2004
                                                  ------------     ------------

NET INCOME FROM SALES                             $ 21,851,532     $ 18,322,866
                                                  ------------     ------------

COST OF GOODS SOLD
   Inventory, Beginning                           $ 11,108,456     $  9,873,378
   Purchases                                         3,382,443        2,671,821
   Sub-Contracting                                   2,858,473        2,464,205
   Finishing                                         2,158,583        1,809,386
   Hardware                                          1,896,726        1,476,452
   Direct Labor                                      2,072,801        1,650,157
   Overhead                                          7,607,053        6,111,588
                                                  ------------     ------------
                                                  $ 31,084,535     $ 26,056,987
   Less: Inventory, Ending                          12,034,369        9,940,195
                                                  ------------     ------------

COST OF GOODS SOLD                                $ 19,050,166     $ 16,116,792
                                                  ------------     ------------

GROSS PROFIT                                      $  2,801,366     $  2,206,074

OTHER INCOME                                               152              752
                                                  ------------     ------------

TOTAL INCOME                                      $  2,801,518     $  2,206,826
                                                  ------------     ------------

EXPENSES
   Selling                                        $    244,125     $    224,542
   General and Administrative                        1,287,211          980,979
   Interest and Amortization                           411,493          316,791
   Franchise Tax                                           516              669
                                                  ------------     ------------

TOTAL EXPENSES                                    $  1,943,345     $  1,522,981
                                                  ------------     ------------

NET INCOME FOR PERIOD                             $    858,173     $    683,845

RETAINED EARNINGS, BEGINNING OF PERIOD               3,743,093        3,262,204

Deduct:  Distribution to Shareholders                 (299,429)        (198,342)
                                                  ------------     ------------

RETAINED EARNINGS, END OF PERIOD                  $  4,301,837     $  3,747,707
                                                  ============     ============


            The accompanying review report and notes are an integral
                            part of these statements.

                    AIR INDUSTRIES MACHINING CORPORATION

                    Comparative Statements of Cash Flows

                                                             NINE MONTHS ENDED
                                                       SEPTEMBER 30,   SEPTEMBER 30,
                                                           2005             2004
                                                       -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income for Period                                  $ 858,173       $ 683,845
   Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:
    Depreciation and Amortization                           347,732         427,915
   Changes in Assets and Liabilities:
   (Increase) Decrease In -
    Accounts Receivable                                     373,757        (638,799)
    Inventory                                              (925,913)        (66,817)
    Advanced Rental                                              --          26,917
    Prepaid Expenses                                         55,559         108,271
    Other Current Assets                                        115         (18,207)
    Miscellaneous Receivable                                 31,278          31,278
    Deposits                                                 21,160              --
    Cash Value Officers Life                                211,302              --
   Increase (Decrease) In -
    Accounts Payable                                        286,459         328,134
    Advanced Payment - Customer                            (686,494)       (217,196)
    Accrued Operating Costs                                 163,786          81,669
                                                          ---------       ---------

NET CASH PROVIDED BY
   OPERATING ACTIVITIES (Forward)                         $ 736,914       $ 747,010
                                                          ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of Equipment                                  $(740,572)      $(472,536)
                                                          ---------       ---------

NET CASH FLOWS FROM INVESTING ACTIVITIES (Forward)        $(740,572)      $(472,536)
                                                          ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase (Decrease) in Bank Debt                      $(100,000)      $ 280,000
    Increase (Decrease) in Notes Payable Equipment         (550,910)        147,543
    Increase (Decrease) in Lease Payable Equipment        1,156,992         (76,163)
    Decrease in Notes Payable - Insurance                   (78,014)        (61,474)
    Decrease in Advances to Affiliates                       11,496          17,245
    Increase in Notes Payable - Officer                      91,942          58,462
    Additional Finance Costs Incurred                            --         (18,000)
    Distribution to Shareholders                           (299,429)       (198,342)
                                                          ---------       ---------

CASH FLOWS PROVIDED BY
   FINANCING ACTIVITIES (Forward)                         $ 232,077       $ 149,271
                                                          ---------       ---------

            The accompanying review report and notes are an integral
                            part of these statements.

                    AIR INDUSTRIES MACHINING CORPORATION

                    Comparative Statements of Cash Flows
                                  Continued

                                                             NINE MONTHS ENDED
                                                       SEPTEMBER 30,   SEPTEMBER 30,
                                                           2005             2004
                                                       -------------   -------------
NET CASH PROVIDED BY
   OPERATING ACTIVITIES (Forward)                       $ 736,914        $ 747,010
                                                        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES (Forward)          $(740,572)       $(472,536)
                                                        ---------        ---------

NET CASH PROVIDED BY
   FINANCING ACTIVITIES (Forward)                       $ 232,077        $ 149,271
                                                        ---------        ---------

NET INCREASE IN CASH
   AND CASH EQUIVALENTS                                 $ 228,419        $ 423,745

CASH AND CASH EQUIVALENTS,
   (OVERDRAFT) BEGINNING OF PERIOD                         10,308         (227,094)
                                                        ---------        ---------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                        $ 238,727        $ 196,651
                                                        =========        =========

Supplemental Disclosure of Cash Flow Information:

   Interest Paid                                        $ 369,772        $ 267,361
                                                        ---------        ---------

   Income Taxes Paid                                    $     516        $     669
                                                        ---------        ---------

            The accompanying review report and notes are an integral
                            part of these statements.

                      AIR INDUSTRIES MACHINING CORPORATION

                          Notes to Financial Statements
                               September 30, 2005

1- SIGNIFICANT ACCOUNTING POLICIES

      Background of Company

            The Company was incorporated in the State of New York and maintains its principal place of business in Bay Shore, New York. The Corporation is primarily engaged in machining parts for the aerospace industry. Its customer base is primarily publicly traded companies.

      Cash Equivalents

            Cash equivalents include all highly liquid debt instruments with an original maturity of three months or less. Cash equivalents consist primarily of money market accounts.

      Accounts Receivable

            Management has elected to record bad debts using the direct write-off method. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. However, the effect of the use of the direct write-off method is not materially different from the results that would have been obtained had the allowance method been followed. Additionally, the major customers of the Company are publicly traded companies of substantial size and sizeable net worth.

      Inventories

            Inventories used in determining Cost of Goods Sold are stated at the lower of cost or market.

      Plant, Property and Equipment

            Fixed assets are carried at cost. Major additions and betterments are charged to the property accounts while maintenance and repairs are charged against income in the year incurred. Assets retired, or otherwise disposed of, are eliminated from the property accounts and the related amounts of depreciation are eliminated from the accumulated depreciation accounts. Gains or losses from dispositions are included in income.

      Depreciation

            Depreciation is provided for in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives using the straight-line and declining balance methods.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Finance Costs

            Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

      Tax Status

            The Company, with the consent of its stockholders, elected under the Internal Revenue Code and New York State law to be taxed as an "S" corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the company's net income. Accordingly, no provision or liability for federal income taxes has been made in the accompanying financial statements.

2- INVENTORIES

            For interim reporting purposes management estimates were provided in arriving at inventories. Management arrived at these estimates by utilizing the gross profit percentage method by analyzing the purchase of raw materials and other direct costs incurred for the period and by estimating the stage of completion of work in process.

3- RELATED PARTY TRANSACTIONS

            The following transactions occurred between the Company and certain related parties.

            The Company presently leases manufacturing and office space from KPK Realty Corp. (see Note 8), in which 49% ownership rests with a major stockholder of the Company. The total monies advanced KPK Realty Corp. amounted to $208,233. The Company was being repaid in the form of a rent offset in the amount of $22,992 per year. See Note 8 for details concerning the ownership of KPK Realty Corp. and the guaranty by the Corporation of a debt between the present minority shareholders and the former majority shareholder of the Corporation.

            Additionally, the Company leases manufacturing space from DPPR Realty Corp. (see Note 8), which is 100% owned by two of the shareholders of the Corporation who in the aggregate own 36.84% of the Company.

4- NOTES PAYABLE - BANKS

            The Company has negotiated a credit facility dated August of 2003 with a major lending institution. The facility is secured by a first priority interest in all accounts receivable, inventory and equipment presently owned or hereafter acquired by the Company. The indebtedness bears interest at the rate of 1/2 percent above the prime rate of interest or a libor margin of 3%.

            The terms of the facility require, among other things, the Company to maintain certain financial ratios and levels of working capital, which are set forth below: These financial ratios and levels of working capital have been amended as of 5/14/04.

                               Minimum Tangible Net Worth

                  Closing Date -
                  12/31/03 - 12/30/04                                 $3,250,000
                  12/31/04 - 12/30/05                                  3,400,000
                  12/31/05 - Termination Date                          3,800,000

                                    Maximum Leverage

                  Closing Date -
                  12/31/03 - 12/30/04                                     3.00:1
                  12/31/04 - 12/30/05                                     2.80:1
                  12/31/05 - Termination Date                             2.50:1

                                    Working Capital

                  Closing Date - Termination Date                     $  900,000


            For the purpose of calculating the ratios, Prepaid Expenses are considered to be a non-current asset and advances to KPK Realty Corp. are considered to be an intangible asset. Notes Payable to Bank are deemed to be current liabilities.

            Tangible Net Worth, as defined in the loan agreement, amounted to $4,740,028. The covenant for minimum Tangible Net Worth calls for $3,400,000.

            Working Capital, as defined in the loan agreement, amounted to $3,594,887. The covenant for Working Capital calls for a minimum of $900,000.

            The maximum leverage ratio, as defined in the loan agreement is
            2.80. As of the Balance Sheet date, the maximum leverage ratio amounted 2.51.

            The loans are guaranteed jointly and severally by the principals of the Company, as well as the affiliated company DPPR Realty Corp.

            Except as amended, all other terms and conditions of the agreement remained unchanged and continue in full force and effect.

5- NOTES PAYABLE-OFFICER

            Notes Payable-Officer in the amount of $363,323 has been subordinated in favor of the lending institution.

6- NOTES PAYABLE-EQUIPMENT

            The Company has financed the purchase of various equipment, which is secured by the related equipment. As of the Balance Sheet date, the balance was $76,961, of which $67,116 is reflected as current.

            Payments covering the remaining years are as follows:

                  2006                                                $   67,116
                  2007                                                     4,229
                  2008                                                     4,205
                  2009                                                     1,411

7- LEASE PAYABLE-EQUIPMENT

            The Company has entered into various capital lease agreements consisting of various types of manufacturing equipment, including computer equipment. During the current period the Corporation entered into a capital lease consisting of newly acquired equipment and refinanced its existing equipment, notes and leases. Payments covering the next five years are as follows:

                  2006                                                $  346,184
                  2007                                                   367,099
                  2008                                                   394,151
                  2009                                                   140,983
                  2010                                                        --

8- COMMITMENTS AND CONTINGENCIES

            The Company presently leases manufacturing and office facilities under a lease expiring May 31, 2005, at an annual rental of $300,000, plus annual real estate tax payable by the lessee. An extension through November 30, 2005 has been executed by both the lessor and the lessee.

            This lease is between the Company and KPK Realty Corp., a corporation in which 49% is owned by the majority stockholder of the Company. Additionally, the Company is a guarantor of the mortgage on the leased premises. The present balance of that mortgage is approximately $677,000.

            The Company also leases manufacturing facilities pursuant to a lease expiring in 2014 at an annual rental of $82,800, plus annual real estate tax payable by the lessee. This lease is between the Company and DPPR Realty Corporation, a corporation owned by the stockholders of the Corporation. Additionally, the Company is a guarantor of the mortgage on the leased premises. The present balance of that mortgage is approximately $567,000.

            Additionally, the Company is a guarantor on an obligation to a former shareholder that had a 49% equity position in the Corporation. The former shareholder sold his stock for the original obligation of $1,250,000. As of the date of this report this obligation has been satisfied.

            A legal action has been brought against the Company for personal injury sustained by an independent contractor caused by a fall on the premises of the Company in the amount of $5,000,000. This action is scheduled for trial in June of 2005. The Company has insurance coverage in the amount of $4,000,000. At a settlement mediation, plaintiff made a demand of $2,000,000. In the opinion of counsel representing the Company the full value of the case would be well within the insurance coverage maintained by the Company.

                            SUPPLEMENTARY INFORMATON

                      AIR INDUSTRIES MACHINING CORPORATION

                        Comparative Schedules of Expenses

                                                        NINE MONTHS ENDED
                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2005               2004
                                                -------------      -------------
MANUFACTURING OVERHEAD
   Material, Tools and Supplies                  $  773,058         $  490,577
   Equipment Rental                                      --             33,729
   Premium Pay                                      286,450            222,070
   Sick Pay/Vacation Pay                             94,319             80,528
   Holiday Pay                                       40,304             28,102
   Rent                                             376,234            350,139
   Light and Power                                  182,550            197,196
   Factory Maintenance                              329,315            212,724
   Depreciation and Amortization                    261,639            320,446
   Employee Benefits                                139,771            124,175
   Payroll Taxes                                    491,337            404,117
   Insurance                                        212,477            171,629
   Group Insurance                                1,038,796            853,232
   Indirect Payroll                               3,380,803          2,622,924
                                                 ----------         ----------

TOTAL MANUFACTURING OVERHEAD                     $7,607,053         $6,111,588
                                                 ==========         ==========

SELLING EXPENSES
   Field Engineer                                $    7,930         $    7,942
   Shipping Supplies                                 84,007             74,295
   Meetings and Conferences                          12,370             13,507
   Automotive Expenses                               56,308             43,754
   Freight Out                                       69,426             74,579
   Depreciation - Automotive Equipment               14,084             10,465
                                                 ----------         ----------

TOTAL SELLING EXPENSES                           $  244,125         $  224,542
                                                 ==========         ==========

           The accompanying review report and notes are an integral
                          part of these statements.

                     AIR INDUSTRIES MACHINING CORPORATION

                      Comparative Schedules of Expenses

                                                        NINE MONTHS ENDED
                                                SEPTEMBER 30,      SEPTEMBER 30,
                                                    2005               2004
                                                -------------      -------------
GENERAL AND ADMINISTRATIVE EXPENSES
   Officers' Salaries                            $  387,376         $  367,933
   Office Salaries                                  222,014            179,528
   Rent                                              61,247             57,000
   Telephone                                         32,087             34,175
   Light and Power                                   29,652             32,102
   Payroll Taxes                                     32,170             34,225
   Employee Benefits                                 12,024              6,250
   Professional Fees                                315,449             56,410
   Office Expenses                                   28,853             32,841
   Depreciation - Furniture and Fixtures             41,648             50,132
   Sundry                                            11,890                 --
   Premiums - Officers' Life Insurance               45,022             59,958
   Donations                                            700              1,200
   Payroll Processing & Computer Costs               67,079             69,225
                                                 ----------         ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES          $1,287,211         $  980,979
                                                 ==========         ==========

            The accompanying review report and notes are an integral
                            part of these statements.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      The following unaudited pro forma balance sheet combines the historical balance sheet of Air Industries Machining, Corp. ("AIM") as of September 30, 2005 and the historical balance sheets of each of Ashlin Development Corporation ("Ashlin") and Gales Industries Incorporated ("Gales Industries") as of September 30, 2005.

      The following unaudited pro forma statements of income combine the historical statements of income of AIM, Ashlin and Gales Industries for the nine-months ended September 30, 2005 and year ended December 31, 2004, giving effect to the Merger and the Acquisition as if they had occurred on January 1, 2004.

      We are providing this information to aid you in your analysis of the financial aspects of the Merger and the Acquisition. The unaudited pro forma financial statements described above should be read in conjunction with the historical financial statements of AIM and Ashlin and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Merger and the Acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.

      The unaudited pro forma financial statements were prepared treating the Merger as a reverse acquisition under the purchase method of accounting with AIM treated as the acquirer.

                         Ashlin Development Corporation
           Unaudited Pro Forma Consolidated Comparative Balance Sheet
                               September 30, 2005

                                                                       Air Industries                          Pro Forma
                                                                             Machining Corporation           Balance Sheet
ASSETS                                                                                     Adjustments
Current Assets:
  Cash and Cash Equivalents                                                    238,727      238,727  (a)
  Accounts Receivable                                                        2,269,778           --                 2,269,778
  Inventory                                                                 12,034,369           --                12,034,369
  Prepaid Expenses                                                              76,709           --                    76,709
  Other Current Assets                                                           4,864           --                     4,864
                                                                        --------------                         --------------
          Total current assets                                              14,624,447                             14,385,720
                                                                        --------------                         --------------
Goodwill                                                                                 (1,631,071) (b)            1,631,071

Property Plant & Equipment
  Equipment, Furniture. etc. (Net)                                           1,918,621           --                 1,918,621
  Plant                                                                                  (4,123,031) (c)            4,123,031
                                                                        --------------                         --------------
          Total property, plant, equipment                                   1,918,621                              6,041,652
                                                                        --------------                         --------------

Deferred Charges and Other Assets
  Security Deposits                                                             41,122           --                    41,122
  Cash Value Officer's Life                                                     52,334           --                    52,334
  Organization Expenses                                                            500      (79,900) (d)               80,400
  Unamortized Finance Cost                                                      33,483     (167,916) (e)              201,399
  Advances to Affiliates                                                            --                                      -
                                                                        --------------                         --------------
          Total deferred charges and other assets                              127,439                                375,255
                                                                        --------------                         --------------

                                                                        --------------                         --------------
          Total Assets                                                      16,670,507                             22,433,698
                                                                        ==============                         ==============
LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
  Cash Overdraft
  Accounts Payable and Accrued Expenses                                      4,137,723           --                 4,137,723
  Advance Payment - Customer                                                   667,772           --                   667,772
  Notes Payable - Equipment                                                     67,116           --                    67,116
  Lease Payable - Equipment                                                    346,184           --                   346,184
  Notes Payable Insurance                                                       31,567           --                    31,567
  Accrued Operating Expenses                                                   554,056      373,894  (f)              927,950
                                                                        --------------                         --------------
          Total current liabilities                                          5,804,418                              6,178,312
                                                                        --------------                         --------------

Long Term Liabilities
  Term Loan Real Estate                                                                   2,834,993  (g)            2,834,993
  Notes Payable - Banks                                                      5,180,000     (229,171) (h)            4,950,829
  Notes Payable - Equipment                                                      9,845           --                     9,845
  Lease Payable - Equipment                                                    902,233           --                   902,233
  Bridge Notes                                                                                   --                        --
  Note Seller                                                                             1,291,212  (i)            1,291,212
  Notes Payable: Component of Sale                                                               --                        --
  Notes Payable - Officer                                                      363,323     (363,323) (j)                   --
                                                                        --------------                         --------------
          Total long term liabilities                                        6,455,401                              9,989,112

                                                                        --------------                         --------------
          Total liabilities                                                 12,259,819                             16,167,424
                                                                        --------------                         --------------
Stockholders Equity:
Common Stock - 95 shares no par value                                           32,223      (32,223) (k)
  Common stock (7,480,757@ $.0001per share)                                                     748  (l)                  748
  Common stock ( Bridge )                                                                    22,500  (m)               22,500
  Common stock ( Subscription Receivable )                                          --           --
  Additional Paid In Capital                                                   172,628     (172,628)
  Preferred stock                                                                         5,361,739  (n)            5,361,739
  Retained earnings                                                          4,301,837   (3,420,550) (o)              881,287
    Treasury Stock                                                             (96,000)      96,000  (p)
                                                                        --------------                         --------------
          Total stockholder's equity                                         4,410,688                              6,266,274
                                                                        --------------                         --------------
          Total Liabilities and Stockholder's Equity                        16,670,507           --                22,433,698
                                                                        ==============                         ==============

                    Notes to Pro Forma Combined Balance Sheet

(a) Represents the application of the cash on hand to satisfy a portion of notes due to banks.

(b) Represents the goodwill resulting from the excess of the purchase price paid for the stock of after adjusting the value of the assets acquired and liabilities assumed to reflect the purchase price.

(c) Represents the purchase price of the company's corporate campus pursuant to the Real Estate Purchase Agreements with DDPR Realty Corp. and KPK Realty Corp.

(d) Represents expenses incurred in connection with the organization of Gales Industries Incorporated and its subsidiary.

(e) Represents adjustment to finance costs as a result of the costs incurred in connection with the loan from PNC Bank.

(f) Represents a provision for income taxes for the year ended December 31, 2004, and the nine months ended September 30, 2005, offset in part by

(g)   Represents amounts borrowed to acquire the real estate referred to in Note
      (c).

(h) Represents the repayment of the loan due from AIM to Citibank, N.A. offset, in part, by amounts borrowed from PNC Bank.

(i) Represents notes issued to shareholders of AIM as part of the purchase price under the Stock Purchase Agreement.

(j)   Represents the payment of notes due from AIM to certain of its officers.

(k)   Represents the elimination of shares held by former shareholders of AIM.

(l)   Represents the issuance of shares of Gales Industries, Incorporated.

(m)   Represents the excess of amounts paid over par value of Gales Industries.

(n)   Represents net amount received upon issuance of preferred shares.

(o) Represents elimination of retained earnings of AIM accrued prior to January 1, 2004.

(p) Represents elimination of amounts allocated to shares held in treasury by AIM.

                         Ashlin Development Corportation

                     Pro Forma Combined Statement of Income

                                                 Year ended                                  ADJUSTED
                                              December 31,2004      Adjustments          December 31, 2004
                                              ------------------------------------------------------------
NET INCOME FROM SALES                             24,818,333                                 24,818,333

COST OF GOODS SOLD
Inventory, Beginning                               9,873,378                                  9,873,378
Purchases                                          3,882,760                                  3,882,760
Sub-Contracting                                    3,767,089                                  3,767,089
Finishing                                          2,531,021                                  2,531,021
Hardware                                           1,908,026                                  1,908,026
Direct Labor                                       2,280,036                                  2,280,036
Overhead (See Expense Schedule "A" Below)          8,501,899         (500,930) (a)(b)         8,000,969
                                              -------------------------------             -------------
                                                  32,744,209         (500,930)               32,243,279
Less: Inventory, Ending                           11,108,456                                 11,108,456
                                              -------------------------------             -------------

COST OF GOODS SOLD                                21,635,753         (500,930)               21,134,823
                                              -------------------------------             -------------

GROSS PROFIT                                       3,182,580      $   500,930                 3,683,510

OTHER INCOME                                           2,573      $        --                     2,573
                                              -------------------------------             -------------
TOTAL INCOME                                       3,185,153          500,930                 3,686,083

EXPENSES

Selling                                              321,727               --                   321,727
Gen. & Admin. (See  Sch. "B" below)                1,390,475          103,391  (a)(b)         1,493,866
Interest and Amortization                            517,511          143,234  (c)              660,745
Franchise Tax                                            669             (669) (d)                    -
                                              -------------------------------             -------------

TOTAL EXPENSES                                     2,230,382          245,956                 2,476,338

                                              -------------------------------             -------------
NET INCOME BEFORE INCOME TAXES                       954,771      $   254,974                 1,209,745
                                                          --
INCOME TAXES (@ 40%)                                 381,908      $   101,990             $     483,898

                                              -------------------------------             -------------
NET INCOME AFTER INCOME TAXES                        572,863          152,984                   725,847
                                              ===============================             =============

                         Ashlin Development Corportation


                                                 Year ended                                ADJUSTED
A    MANUFACTURING OVERHEAD                   December 31,2004       Adjustments      December 31, 2004
     --------------------------------------------------------------------------------------------------
     Material, Tools and Supplies                    759,319               --     --            759,319
     Equipment Rental                                 33,729               --     --             33,729
     Premium Pay                                     306,196               --     --            306,196
     Sick Pay/Vacation Pay                           131,153               --     --            131,153
     Holiday Pay                                      50,744               --     --             50,744
     Rent                                            456,917         (456,917)    (b)                 -
     Real Estate Taxes                                    --          127,709     (b)           127,709
     Light and Power                                 278,254               --     --            278,254
     Factory Maintenance                             313,005               --     --            313,005
     Depreciation and Amortization                   349,114           49,884     (b)           398,998
     Employee Benefits                               169,708               --     --            169,708
     Payroll Taxes                                   552,969          (22,426)    (a)           530,543
     Insurance                                       239,018               --     --            239,018
     Group Insurance                               1,144,381               --     --          1,144,381
     Consulting                                                        50,000     (a)            50,000
     Indirect Payroll                              3,717,392         (249,180)    (a)         3,468,212
                                              -------------------------------          ----------------
     TOTAL MANUFACTURING OVERHEAD                  8,501,899         (500,930)    --          8,000,969
                                              ===============================          ================

     SELLING EXPENSES
     Field Engineer                                   13,643               --                    13,643
     Shipping Supplies                               107,507               --                   107,507
     Meetings and Conferences                         20,628               --                    20,628
     Automotive Expenses                              52,983               --                    52,983
     Freight Out                                     108,187               --                   108,187
     Depreciation - Automotive Equipment              18,779               --                    18,779
                                              --------------                           ----------------
     TOTAL SELLING EXPENSES                          321,727                                    321,727
                                              ==============                           ================

                         Ashlin Development Corportation


                                                 Year ended                                ADJUSTED
B     GENERAL AND ADMIN. EXP.                 December 31,2004   Adjustments          December 31, 2004
                                              ---------------------------------------------------------
      Officers' Salaries                              499,675       156,708      (a)            656,383
      Office Salaries                                 256,846            --      --             256,846
      Rent                                             74,382       (74,382)     (b)                 --
      Real Estate Taxes                                    --        20,790      (b)             20,790
      Telephone                                        52,487            --      --              52,487
      Light and Power                                  45,297            --      --              45,297
      Payroll Taxes                                    40,917        14,104      --              55,021
      Employee Benefits                                 7,800            --      --               7,800
      Professional Fees                               173,369            --      --             173,369
      Office Expenses                                  34,412            --      --              34,412
      Depreciation                                     55,531        12,792      (b)             68,323
      Sundry                                            9,524            --      --               9,524
      Premiums - Officers' Life Insurance              26,621       (26,621)                         --
      Donations                                         3,200            --      --               3,200
      Payroll Processing & Computer Costs             110,414            --      --             110,414
                                                ---------------------------            ----------------
      TOTAL GENERAL & ADMIN. EXP.                   1,390,475       103,391                   1,493,866
                                                ===========================            ================

                         Ashlin Development Corportation

                     Pro Forma Combined Statement of Income

                                           Nine Mo. Ended                              ADJUSTED
                                            September 30,                           September 30,
                                               2005          Adjustments                 2005
                                           ------------------------------------------------------
NET INCOME FROM SALES                         21,851,532              --              21,851,532
                                                      --                                       -
COST OF GOODS SOLD                                    --                                       -
Inventory, Beginning                          11,108,456              --              11,108,456
Purchases                                      3,382,443              --               3,382,443
Sub-Contracting                                2,858,473              --               2,858,473
Finishing                                      2,158,583              --               2,158,583
Hardware                                       1,896,726              --               1,896,726
Direct Labor                                   2,072,801              --               2,072,801
Overhead (See Expense Schedule "A" Below)      7,607,053        (422,148) (e)(f)       7,184,905
                                           -----------------------------            ------------
                                              31,084,535        (422,148)             30,662,387
Less: Inventory, Ending                       12,034,369                              12,034,369
                                           -----------------------------            ------------

COST OF GOODS SOLD                            19,050,166        (422,148)             18,628,018
                                           -----------------------------            ------------

GROSS PROFIT                                   2,801,366         422,148               3,223,514

OTHER INCOME                                         152                                     152
                                           -----------------------------            ------------
TOTAL INCOME                                   2,801,518         422,148               3,223,666

EXPENSES
Selling                                          244,125              --                 244,125
Gen. & Admin. (See  Sch. "B" below)            1,287,211          29,018  (e)(f)       1,316,229
Interest and Amortization                        411,493         117,651  (g)            529,144
Franchise Tax                                        516            (516) (h)                  -
                                           -----------------------------            ------------

TOTAL EXPENSES                                 1,943,345         146,153               2,089,498

                                           -----------------------------
NET INCOME BEFORE INCOME TAXES                   858,173         275,995               1,134,168

INCOME TAXES (@ 40%)                             343,269         110,398                 453,667

                                           -----------------------------            ------------
NET INCOME AFTER INCOME TAXES                    514,904         165,597                 680,501
                                           =============================            ============

                         Ashlin Development Corportation

                                               Nine Mo. Ended                              ADJUSTED
                                                September 30,                           September 30,
A    MANUFACTURING OVERHEAD                         2005       Adjustments                   2005
     ------------------------------------------------------------------------------------------------
     Material, Tools and Supplies                    773,058            --         --        773,058
     Equipment Rental                                     --            --         --             --
     Premium Pay                                     286,450            --         --        286,450
     Sick Pay/Vacation Pay                            94,319            --         --         94,319
     Holiday Pay                                      40,304            --         --         40,304
     Rent                                            376,234      (376,234) (e)    --             --
     Real Estate Taxes                                    --       129,328  (e)    --        129,328
     Light and Power                                 182,550            --         --        182,550
     Factory Maintenance                             329,315            --         --        329,315
     Depreciation and Amortization                   261,639        37,413  (e)    --        299,052
     Employee Benefits                               139,771            --         --        139,771
     Payroll Taxes                                   491,337       (20,655) (f)    --        470,682
     Insurance                                       212,477            --         --        212,477
     Group Insurance                               1,038,796            --         --      1,038,796
     Consulting                                           --        37,500  (f)    --         37,500
     Indirect Payroll                              3,380,803      (229,500) (f)    --      3,151,303
                                               ---------------------------              ------------
     TOTAL MANUFACTURING OVERHEAD                  7,607,053      (422,148)                7,184,905
                                               ===========================              ============

     SELLING EXPENSES
     Field Engineer                                    7,930                                   7,930
     Shipping Supplies                                84,007                                  84,007
     Meetings and Conferences                         12,370                                  12,370
     Automotive Expenses                              56,308                                  56,308
     Freight Out                                      69,426                                  69,426
     Depreciation - Automotive Equipment              14,084                                  14,084

                                               ---------------------------              ------------
     TOTAL SELLING EXPENSES                          244,125            --                   244,125
                                               ===========================              ============

                         Ashlin Development Corportation

                                                Nine Mo. Ended                               ADJUSTED
                                                 September 30,                             September 30,
B     GENERAL AND ADMIN. EXP.                        2005         Adjustments                  2005
                                                --------------------------------------------------------
      Officers' Salaries                              387,376          96,000         (e)       483,376
      Office Salaries                                 222,014              --         --        222,014
      Rent                                             61,247         (61,247)        (f)            --
      Real Estate Taxes                                    --          21,053         (f)        21,053
      Telephone                                        32,087              --         --         32,087
      Light and Power                                  29,652              --         --         29,652
      Payroll Taxes                                    32,170           8,640         --         40,810
      Employee Benefits                                12,024              --         --         12,024
      Professional Fees                               315,449              --         --        315,449
      Office Expenses                                  28,853              --         --         28,853
      Depreciation                                     41,648           9,594         (f)        51,242
      Sundry                                           11,890              --         --         11,890
      Premiums - Officers' Life Insurance              45,022         (45,022)        --             --
      Donations                                           700              --         --            700
      Payroll Processing & Computer Costs              67,079              --         --         67,079
                                                           --              --         --             --
                                                -----------------------------               -----------
      TOTAL GENERAL & ADMIN. EXP.                   1,287,211          29,018                 1,316,229
                                                =============================               ===========

                 Notes to Pro Forma Combined Statement of Income

(a)   Represents the combined net impact of the following:

      (i) Elimination from overhead of an allocable portion of the salary and related payroll expenses in an aggregate amount of $ 315,369 as a result of the termination of Luis Peragallo, Jorge Peragallo and George Kfoury, partially offset by

      (ii) The inclusion of an allocable portion of the salary and related payroll expenses in an aggregate amount of $116,189 as a result of the employment of Louis Giusto, an increase in the salary of Dario Peragallo and the engagement of George Kfoury as a consultant,

      (iii) Elimination from General and Administrative expense of an allocable portion of salary and related payroll expenses in an aggregate amount of $315,369 as a result of the termination of Luis Peragallo, Jorge Peragallo and George Kfoury, offset by

      (iv) The inclusion of an allocable portion of salary and related payroll expenses in an aggregate amount of $472,077 as a result of the employment of Louis Giusto and Michael Gales and an increase in the salary of Peter Rettaliata.

(b)   Represents the combined net impact of the following:

      (i) The elimination from each Manufacturing Overhead and General and Administrative Expense of an allocable portion of rent expense of $382,800 as a result of the acquisition of the corporate campus, partially offset by

      (ii) The inclusion in each of Manufacturing Overhead and General and Administrative Expense of an allocable portion of depreciation and amortization expenses in the aggregate of $62,677 associated with the land and buildings included in the real estate referred to in note (b)(i).

(c) Represents the increase in interest expense associated with the increase in bank debt partially offset by the reduction in interest rates.

(d)   Represents the elimination of franchise taxes payable by AIM.

(d)   Represents the combined net impact of the following:

      (i) Elimination from overhead of an allocable portion of the salary and related payroll expenses in an aggregate amount of $ 241,376 as a result of the termination of Luis Peragallo, Jorge Peragallo and George Kfoury, partially offset by

      (ii) The inclusion of an allocable portion of the salary and related payroll expenses in an aggregate amount of $49,375 as a result of the employment of Louis Giusto, an increase in the salary of Dario Peragallo and the engagement of George Kfoury as a consultant,

      (iii) Elimination from General and Administrative expense of an allocable portion of salary and related payroll expenses in an aggregate amount of $297,313 as a result of the termination of Luis Peragallo, Jorge Peragallo and George Kfoury, offset by

      (iv) The inclusion of an allocable portion of salary and related payroll expenses in an aggregate amount of $337,375 as a result of the employment of Louis Giusto and Michael Gales and an increase in the salary of Peter Rettaliata.

(f)   Represents the combined net impact of the following:

      (i) The elimination from each Manufacturing Overhead and General and Administrative Expense of an allocable portion of rent expense of $287,100 as a result of the acquisition of the corporate campus, partially offset by

      (iii) The inclusion in each of Manufacturing Overhead and General and Administrative Expense of an allocable portion of depreciation and amortization expenses in an aggregate amount of $47,007 associated with the land and buildings included in the real estate referred to in note (b)(i).

(g) Represents the increase in interest expense associated with the increase in bank debt partially offset by the reduction in interest rates.

(h)   Represents the elimination of franchise taxes payable by AIM.

                         ASHLIN DEVELOPMENT CORPORATION

                         LIST OF EXHIBITS FILED WITH 8-K

Exhibit Nos.
------------

4.1 Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to Peter Rettaliata.

4.2 Convertible Promissory Note, dated November 30, 2005, in the amount of $332,631, from Gales Industries Incorporated (and assumed by the Registrant) to Dario Peragallo.

4.3 Form of Warrant to be issued by the Registrant to GunnAllen Financial, Inc. after completion of the Offering.

4.5 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $45,000 Bridge Financing in or about August 2005.

4.6 Form of Warrant issued by Gales Industries Incorporated (and assumed by the Registrant) to investors in the $105,000 Bridge Financing in or about September, 2005.

10.2 Stock Purchase Agreement, dated as of July 25, 2005, by and among Gales Industries Incorporated, Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo.

10.3 Secured Subordinated Promissory Note, dated November 30, 2005, in the amount of $962,000, from Gales Industries Incorporated (and assumed by the Registrant) to Luis Peragallo.

10.4 Security Agreement, dated as of November 30, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Luis Peragallo.

10.5 Contract of Sale, dated as of November 7, 2005, by and between DPPR Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1480 North Clinton Avenue, Bay Shore, NY.

10.6 Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY.

10.7 Employment Agreement, dated as of September 26, 2005, by and between Gales Industries Incorporated (and assumed by the Registrant) and Michael A. Gales.

10.8 Employment Agreement, dated as of September 26, 2005, by and between Louis A. Giusto and Gales Industries Incorporated (and assumed by the Registrant).

10.9 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Peter D. Rettaliata.

10.10 Employment Agreement, dated as of September 26, 2005, by and among Gales Industries Incorporated (and assumed by the Registrant), Air Industries Machining, Corp. and Dario Peragallo.

10.14           2005 Stock Incentive Plan of Gales Industries Incorporated.

10.15 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Michael A. Gales.

10.16 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Louis A. Giusto.

10.17 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Peter Rettaliata.

Exhibit Nos.
------------

10.18 Stock Option Agreement, dated as of September 26, 2005, by Gales Industries Incorporated (and assumed by the Registrant) with Dario Peragallo.

10.19 Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent.

10.20 Mortgage and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp. and PNC Bank.

10.21 Long Term Agreement, dated as of August 18, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation.

10.22 Long Term Agreement, dated as of September 7, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation.

21.1            List of Subsidiaries.